UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Discovery Communications, Inc.

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[LOGO]

April 4, 2011

Dear Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on Tuesday, May 17, 2011 at our corporate headquarters at One Discovery Place, Silver Spring, Maryland 20910.

If you hold shares of Series A or Series B common stock or Series A convertible preferred stock, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders (the “Notice”). The Board of Directors recommends a vote FOR the proposals listed as Items 1, 2, 3 and 4, and for the three-year option with respect to Item 5 in the Notice.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company and I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/

John S. Hendricks

Founder and Chairman of the Board

Discovery Communications, Inc.

[LOGO]

DISCOVERY COMMUNICATIONS, INC.

a Delaware company

One Discovery Place

Silver Spring, Maryland 20910

(240) 662-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Discovery Communications Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2011 Annual Meeting of Stockholders of Discovery Communications, Inc. to be held at our offices at One Discovery Place, Silver Spring, Maryland, on Tuesday, May 17, 2011 at 10:00 a.m., local time, for the following purposes:

1. To elect six directors, three of whom will be elected by the holders of shares of our Series A common stock and Series B common stock voting together as a single class, and three of whom will be elected by the holders of shares of our Series A convertible preferred stock, voting separately as a class.

2. To approve our 2011 Employee Stock Purchase Plan.

3. To vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

4. To hold an advisory vote on executive compensation.

5. To hold an advisory vote on the frequency of future executive compensation advisory votes.

The stockholders will also act on any other business that may properly come before the Annual Meeting or any adjournments thereof.

The close of business on March 21, 2011 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A convertible preferred stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at One Discovery Place, Silver Spring, Maryland.

By Order of the Board of Directors,

Bruce L. Campbell

Chief Development Officer, General Counsel and Corporate Secretary

April 4, 2011

2011 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT

THE 2011 ANNUAL MEETING OF STOCKHOLDERS

Q:    Who is soliciting my vote?

A:    The Discovery Communications, Inc. Board of Directors is soliciting your vote on proposals being submitted for consideration at our Annual Meeting of Stockholders to be held on May 17, 2011.

Q:    What is the Notice of Internet Availability of Proxy Materials?

A:    In accordance with the SEC’s proxy delivery rules, we intend to commence distribution on or about April 4, 2011 of a notice (the “Notice of Internet Availability of Proxy Materials”) indicating that this Notice of 2011 Annual Meeting of Stockholders and Proxy Statement, our Annual Report to Stockholders and our Annual Report on Form 10-K will be made available at www.proxyvote.com. This website will also provide holders of our Series A and Series B common stock and Series A convertible preferred stock (“Series A preferred stock”) with instructions on how to vote their shares. The Notice of Internet Availability of Proxy Materials also indicates how to request printed copies of these materials, including, for holders of Series A and Series B common stock and Series A preferred stock, the proxy card or voting instruction card.

Q:    What matters will be voted on at the Annual Meeting?

A:    The principal business of the meeting will be the following matters:

•

the election of three Class III directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three directors by the holders of our Series A preferred stock, voting separately as a class;

•	the approval of the 2011 Employee Stock Purchase Plan;

•	the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	an advisory vote on executive compensation; and

•	an advisory vote on whether the advisory vote on future executive compensation should be held on one, two or three-year intervals.

We will also transact such other business as may properly be presented at the Annual Meeting or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the Annual Meeting.

Q:    Who is entitled to vote at the Annual Meeting?

A:    The close of business on March 21, 2011 was the record date for determining the holders of our Series A and Series B common stock and Series A preferred stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Notice of Internet Availability of Proxy Materials received by the holders of our Series A and Series B common stock and Series A preferred stock will explain how they may vote their shares. Holders of our non-voting Series C common stock and Series C convertible preferred stock (“Series C preferred stock”) may access and receive this proxy statement and related materials but are not entitled to vote at the Annual Meeting or any adjournment thereof.

Q:    How many shares can vote at the Annual Meeting?

A:    As of March 21, 2011, we had outstanding 138,960,702 shares of Series A common stock, with each of those shares being entitled to one vote, 6,589,084 shares of Series B common stock, with each of those shares being entitled to 10 votes and 134,967,568 shares of Series C common stock, which are not entitled to vote. We also had outstanding 71,107,312 shares of Series A preferred stock, with each of those shares being entitled to one vote and 57,374,821 shares of Series C preferred stock, which are not entitled to vote.

Q:    How many shares must be present or represented at the Annual Meeting to conduct business at the meeting?

A:    With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of three Class III directors at the Annual Meeting will constitute a quorum for purposes of this class vote and (b) the Series A preferred stock entitled to a separate class vote on three preferred stock directors at the Annual Meeting will constitute a quorum for purposes of this class vote. The presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class will constitute a quorum for the combined class votes on Proposals 2, 3, 4 and 5.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

Q:    What vote is required to elect directors?

A:    With respect to Proposal 1, three directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three directors are to be elected by the holders of our Series A preferred stock, voting separately as a class. In each separate class vote, the directors will be elected if they receive a plurality of the votes cast by the holders of the outstanding shares of Series A common stock and Series B common stock, voting together, and the Series A preferred stock, as applicable, present in person or by proxy and entitled to vote.

•	If you submitted a proxy card on which you indicated that you abstain from voting, it will have no effect on the election of directors.

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the election of directors.

Q:    What vote is required to approve the 2011 Employee Stock Purchase Plan?

A:    The affirmative vote of the holders of a majority of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote is required to approve Proposal 2.

•	If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote “AGAINST” approval of the 2011 Employee Stock Purchase Plan.

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the vote on Proposal 2.

Q:    What vote is required to ratify the selection of the independent registered public accounting firm?

A:    The affirmative vote of the holders of a majority of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote is required to ratify Proposal 3.

•

If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote “AGAINST” the ratification of the selection of the independent registered public accounting firm.

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the ratification proposal.

Q:    What vote is required with regard to the advisory vote on executive compensation?

A:    Stockholders are being asked to provide a non-binding advisory vote on the approval of our 2010 executive compensation. The affirmative vote of the holders of a majority of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote is required to approve Proposal 4.

•	If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote “AGAINST” the proposal.

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the advisory vote on Proposal 4.

Q:    What vote is required with regard to the advisory vote on the frequency of the future executive compensation advisory vote?

A:    For Proposal 5, stockholders are being asked to provide a non-binding advisory vote with regard to the frequency with which the advisory vote on executive compensation is held, by selecting from four options: (i) a vote held each year, (ii) a vote held once every two years, (iii) a vote held once every three years, and (iv) abstain. This non-binding vote will be determined by the frequency option receiving the greatest number of votes from the holders of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote. This means that the frequency option that receives the highest number of FOR votes will be considered the advisory vote of Discovery’s stockholders. In the event of a tie, the vote will be decided in favor of the shorter time interval.

•	If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the advisory vote on the frequency of the advisory vote on executive compensation.

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the vote on this proposal.

•	Proxy cards on which more than one option is chosen will not be counted.

Q:    How can I vote my shares at the Annual Meeting?

A:    If you are a holder of Series A or Series B common stock or Series A preferred stock, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on May 16, 2011. If you are located in the United States or Canada and are a stockholder of record, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares by Internet at www.proxyvote.com.

Both the telephone and Internet voting systems have easy to follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the Notice of Internet Availability of Proxy Materials, the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to us.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals 1, 2, 3 and 4 and voted “FOR” the three-year option with respect to Proposal 5.

While we encourage holders of Series A and Series B common stock and Series A preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A preferred stock in person at the Annual Meeting. If your shares of Series A or Series B common stock or Series A preferred stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to such shares of stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Series A or Series B common stock or Series A preferred stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Series A or Series B common stock or Series A preferred stock.

Q:    If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?

A:    If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted on the approval of the 2011 Employee Stock Purchase Plan and/or the ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted on the election of directors proposal, the advisory vote on executive compensation or the advisory vote on the frequency of an advisory vote on executive compensation.

Q:    May I change my vote after returning a proxy card or voting by telephone or over the Internet?

A:    Yes. Before your proxy is voted at the Annual Meeting, you may change your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the Annual Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery Communications, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Any signed proxy revocation or new signed proxy must be received before the start of the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee who you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:    How do I obtain admission to the Annual Meeting?

A:    Stockholders of record on the record date will be admitted to the Annual Meeting with photo identification and proof of stock ownership, such as the Notice of Internet Availability of Proxy Materials. If you hold

Discovery stock in street name, you must bring a copy of an account statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

CORPORATE GOVERNANCE

The corporate governance practices of Discovery Communications, Inc. (“us,” “we,” the “Company” or “Discovery”) are established and monitored by our Board of Directors. The Board regularly assesses Discovery’s governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Discovery’s corporate governance practices are embodied in a formal document that has been approved by our Board of Directors. These corporate governance guidelines (the “Guidelines”) are posted on our website at www.discoverycommunications.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	annually, the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

The Board periodically reviews and will update the Guidelines as needed. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “—Stockholder Communication with Directors.”

Director Independence

It is our policy that a majority of the members of our Board of Directors be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules and, in the Board of Directors’ judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Discovery’s Board of Directors has determined that Robert R. Beck, Paul A. Gould, Lawrence S. Kramer, Robert J. Miron, Steven A. Miron, M. LaVoy Robison and J. David Wargo are independent directors.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board of Directors has determined that Lawrence S. Kramer, M. LaVoy Robison and J. David Wargo are independent for purposes of Rule 10A-3.

Board Leadership Structure

Discovery separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. As executed through the creative vision and innovative spirit of John Hendricks, our Founder and Chairman, and the dynamic leadership of David Zaslav, our CEO, we feel that this structure is appropriate for Discovery.

Code of Conduct

We have a Code of Business Conduct and Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Board approved the Code in September 2008 and reviews it regularly. The Code is available, and any amendments or waivers that would be required to be disclosed are posted, on our website at www.discoverycommunications.com. Printed copies of the Code are also available upon request to the Corporate Secretary at the address specified below, under “—Stockholder Communication with Directors.”

Committees of the Board of Directors

Audit Committee

The Board of Directors has established an Audit Committee, whose members are Messrs. Robison (Chair), Kramer and Wargo. The Board of Directors has determined that M. LaVoy Robison is an “Audit Committee Financial Expert” as defined under SEC rules. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of Discovery. The committee’s functions include, among other things:

•	appointing or replacing our independent registered public accounting firm;

•	reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm;

•	reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm;

•

reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

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overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly reports of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a letter from our independent registered public accounting firm addressing internal control; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;

•	reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

•

overseeing the implementation and maintenance of an internal audit function; discussing with our independent registered public accounting firm and management the internal audit function’s responsibilities, budget and staff; periodically reviewing with our independent registered public accounting firm the results and findings of the internal audit function and coordinating with management to ensure that the issues associated with such results and findings are addressed;

•	reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code; and

•	preparing the audit committee report required by SEC rules, which is included on page 27 of this proxy statement.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.discoverycommunications.com.

Compensation Committee

The Board of Directors has established a Compensation Committee, whose members are Messrs. R. Miron (Chair), Beck and Gould. The committee’s functions include, among other things:

•	reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	evaluating our CEO;

•	determining our CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers and certain other executives;

•	reviewing and making recommendations on stock compensation arrangements for all employees;

•	reviewing and making recommendations to the Board for compensation for non-employee directors for their service on the Board and its committees;

•	overseeing the employee benefit programs and other compensation programs;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 29 of this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 28 of this proxy statement.

The Compensation Committee reviews all forms of compensation provided to our executive officers and approves the same, with the exception of equity awards and awards under the 2005 Incentive Plan, which are approved by the Equity Compensation Subcommittee, as discussed below.

Because Mr. R. Miron’s son-in-law was, until his departure in April 2010, one of our employees, Mr. R. Miron could not be deemed a “non-employee director” under the SEC’s rules, which provide certain exemptions from Section 16 of the Exchange Act of 1934 for equity awards approved by a committee composed entirely of non-employee directors. In order to have the equity-based compensation paid to our executive officers approved by a committee composed entirely of non-employee directors, the Compensation Committee established the Equity Compensation Subcommittee (the “Subcommittee”). The Subcommittee was established for the purpose of administering equity and equity-related awards and its members are Messrs. Gould (Chair) and Beck.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on Discovery’s website at www.discoverycommunications.com.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described below in “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

No member of Discovery’s Compensation Committee is a current or former officer or, during 2010 was an employee, of Discovery or any of its subsidiaries. None of Discovery’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.

Nominating and Corporate Governance Committee

The Discovery Board of Directors has established a Nominating and Corporate Governance Committee, whose members are Messrs. Wargo (Chair), Gould, Kramer, S. Miron and Robison. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Our Guidelines specify that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee’s primary functions are:

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to oversee corporate governance matters generally, including reviewing and recommending changes in our Guidelines, and the independence standards and qualifications for Board membership set forth in the Guidelines;

•	to oversee the annual evaluation of the performance of the Board and each of its other committees;

•	to identify individuals qualified to be members of the Board and to recommend Board nominees;

•	to review and make recommendations concerning the independence of Board members;

•	to review and approve related person transactions;

•	to review the membership qualifications of Board members under the Guidelines; and

•	to review and make recommendations concerning membership on Board committees and on committee structure and responsibilities.

Discovery’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Discovery’s website at www.discoverycommunications.com.

Executive Committee

The primary function of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings, subject to certain limitations. For example, the Executive Committee may not exercise the Board’s powers to approve matters that must be submitted to the stockholders for their approval, appoint directors or officers, amend our Articles of Incorporation or Bylaws or approve offerings of our capital stock. The members of the Executive Committee are Messrs. Hendricks (Chair), Bennett, Malone, R. Miron and Zaslav.

Other Committees

The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of Discovery’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

Board Meetings

During 2010, there were 17 meetings of Discovery’s Board of Directors, 19 meetings of Discovery’s Compensation Committee, 14 meetings of Discovery’s Equity Compensation Subcommittee, six meetings of Discovery’s Audit Committee, four meetings of Discovery’s Nominating and Corporate Governance Committee and no meetings of Discovery’s Executive Committee.

Director Attendance at Board and Annual Meetings

Each director of Discovery attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he served. Discovery’s Board of Directors encourages all members of the Board to attend each annual meeting of the Company’s stockholders. All directors attended Discovery’s last annual meeting in May 2010, ten in person and one via teleconference.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders at our annual meeting and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, no later than the close of business on the 60th day nor earlier than the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors was March 18, 2011. We have not received any stockholder nominations of candidates for election as directors for the Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the next annual meeting of stockholders, see “Stockholder Proposals” below.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. Under these criteria, a candidate:

•	should have a reputation for integrity, honesty and adherence to high ethical standards;

•

should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•

should have an understanding of the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and should act in the interests of all stockholders;

•

shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

•	shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. In selecting candidates for election to the Board, the Board also considers a director’s independence. These independence standards incorporate the independence standards set forth in the Corporate Governance Rules of Nasdaq.

Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

Stockholder Communication with Directors

Discovery’s stockholders may send communications to Discovery’s Board of Directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910. Communications from stockholders will be forwarded to Discovery’s directors on a timely basis.

BOARD COMPENSATION

The Compensation Committee reviews compensation for our non-employee directors. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

We do not have any pension or retirement plans for our non-employee directors. Employee directors do not receive any compensation for their Board service.

The following table shows the cash and equity compensation levels that were in effect in 2010.

2010 Discovery Non-Employee Director Compensation Levels

Board Service
Cash Compensation
Annual Retainer	$55,000
Per Meeting fee:
Board meetings in excess of seven annually; in-person	$1,500
Board meetings in excess of seven annually; telephonic	$750
Initial and Annual Equity Compensation
Restricted Stock Units	$40,000
Stock Options	$40,000

Committee Service (cash)
Annual Retainer for Audit and Compensation Committees	$10,000
Annual Retainer for Nominating and Corporate Governance Committee	$5,000
Annual Retainer for Equity Compensation Subcommittee	$5,000
Annual Retainer for Audit and Compensation Committee Chairs	$10,000
Annual Retainer for Nominating and Corporate Governance Committee Chair	$5,000
Per Meeting fee (Audit and Compensation Committee meetings in excess of seven annually, Nominating and Corporate Governance Committee in excess of three annually):
In-person	$1,500
Telephonic	$750

On February 14, 2011, our Board adopted changes to our non-employee director compensation arrangements. These changes include the introduction of a retainer-only compensation structure, eliminating per meeting fees, and changes to the amount of annual retainers and the value of annual equity grants. These changes were adopted to more closely reflect current trends in Board compensation design and, per our philosophy for Board member compensation, to more closely match the median target total direct compensation of our peers. The new arrangements, shown in the table below, are effective beginning with the 2011 Annual Meeting of Stockholders.

Discovery Non-Employee Director Compensation Levels, Effective as of the 2011 Annual Meeting

Board Service
Cash Compensation
Annual Retainer	$80,000
Initial and Annual Equity Compensation
Restricted Stock Units	$57,500
Stock Options	$57,500

Committee Service Annual Retainers (cash)
Audit and Compensation Committees	$20,000
Nominating and Corporate Governance Committee	$10,000
Equity Compensation Subcommittee	$7,500
Audit and Compensation Committee Chairs	$30,000
Nominating and Corporate Governance Committee Chair	$15,000
Equity Compensation Subcommittee Chair	$11,250

Cash Compensation. For 2010, cash compensation for non-employee directors consisted of annual retainers and meeting fees. Beginning in May 2011, cash compensation for non-employee directors will consist solely of the annual retainers described above. Annual retainers are paid in quarterly installments. For the purpose of calculating these retainers and fees, the annual period commences with the election of directors at the annual meeting. The retainer paid to non-employee directors who are elected or appointed after the most recent annual stockholders’ meeting will be prorated based on the quarter in which they join the Board.

Equity Compensation. Non-employee directors receive stock-based compensation under our 2005 Non-Employee Director Incentive Plan (the “Directors’ Plan”). The Board determined for 2010 that the equity awards to directors should consist equally of stock options and restricted stock units (“RSUs”) of Series A common stock. Annual equity grants are made on the date of the annual meeting. The exercise price of options granted to our non-employee directors is equal to the fair market value of a share of our Series A common stock on the date of the grant. The number of Series A common stock options is calculated by dividing the dollar amount of the award by the Black-Scholes value of options for our Series A common stock on the day before the grant date. This may result in the Black-Scholes value of the grant being slightly different from the target value of the grants. The number of RSUs is calculated by dividing the dollar amount of the award by the fair market value of our Series A common stock on the grant date. Both stock options and RSUs will vest 100% on the date of the annual meeting of stockholders following the grant date. Neither the RSUs nor the stock options granted to our directors include the right to receive dividends.

Deferred Compensation. Discovery has a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his RSU grant, he must make his irrevocable election before the end of the year prior to the year in which the grant is made, and must do so for the entire amount of his grant. For example, for the grants made in May 2010, directors made their deferral elections before the end of 2009. Directors do not receive dividends on deferred RSUs. Messrs. Kramer, R. Miron, Robison and Wargo elected to defer the settlement of their RSU grants made in 2010.

Expense Reimbursement. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether commercial aircraft or private planes.

Director Education. Under the Guidelines, Discovery encourages the participation of all directors in continuing education programs, at Discovery’s expense, that are relevant to the business and affairs of Discovery and the fulfillment of the directors’ responsibilities as members of the Board and any of its committees.

Charitable Contribution Matching Program. Discovery provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director within a given fiscal year. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. In order to be matched, the contribution must be tax-deductible by Discovery Communications, Inc. Matching contributions under this program are included in the following 2010 Non-Employee Director Summary Compensation Table under the “All Other Compensation” column.

The following table summarizes the 2010 compensation provided to all persons who served as non-employee directors during 2010.

2010 Non-Employee Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	All Other Compensation(2)	Total
R. Beck	$91,750	$40,033	$38,655	$8,500	$178,938
R. Bennett	63,250	40,033	38,655	0	141,938
P. Gould	98,250	40,033	38,655	0	176,938
L. Kramer	79,750	40,033	38,655	20,000	178,438
J. Malone	63,250	40,033	38,655	0	141,938
R. Miron	96,000	40,033	38,655	0	174,688
S. Miron	69,000	40,033	38,655	6,757	154,445
M. L. Robison	90,500	40,033	38,655	0	169,188
J. D. Wargo	84,750	40,033	38,655	0	163,438

(1)	The aggregate grant date fair value of the RSU awards made to all non-employee directors in 2010 was $360,300, as calculated in accordance with FASB ASC Topic 718 and the grant date fair value of the stock option awards made to all non-employee directors in 2010 as calculated in accordance with FASB ASC Topic 718 was $347,895. At December 31, 2010, the following directors held vested stock options, which include options granted for service as an officer or director of Discovery Holding Company, our predecessor entity:

Name	Series A common stock options	Series C common stock options
R. Beck	10,200	0
R. Bennett	127,432	117,232
P. Gould	24,209	14,009
L. Kramer	10,200	0
J. Malone	10,200	0
R. Miron	10,200	0
S. Miron	10,200	0
M. L. Robison	24,209	14,009
J. D. Wargo	22,226	12,026

(2)	These amounts reflect matching charitable contributions made by Discovery on behalf of Messrs. Beck, Kramer and S. Miron.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Our Board of Directors consists of eight common stock directors, divided among three classes, and three preferred stock directors. Our Class I directors, who were reelected at the 2009 annual meeting for a term that will expire in 2012, are Robert R. Beck and J. David Wargo. Our Class II directors, who were reelected at the 2010 annual meeting for a term that will expire in 2013, are Paul A. Gould, John S. Hendricks and M. LaVoy Robison. Our Class III directors, whose terms will expire at the Annual Meeting and are being nominated for reelection for a term that will expire in 2014, are Robert R. Bennett, John C. Malone and David M. Zaslav. At each annual meeting, the successors of that class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. Our Bylaws provide that the number of directors will be reduced by one upon the resignation, removal or disqualification of John Hendricks from our Board of Directors.

Our Board of Directors also includes three preferred stock directors, Lawrence S. Kramer, Robert J. Miron and Steven A. Miron, whose terms will expire at the Annual Meeting. Holders of our Series A preferred stock will vote on the election of each of the preferred stock directors, but will not vote on the election of any common stock director. At each annual meeting of stockholders, the successors of the preferred stock directors will be elected to hold office for a term expiring at the following annual meeting of stockholders. The preferred stock directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Six directors will be elected at the meeting. Three of the directors will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. Three of the directors will be voted upon and elected by the holders of shares of our Series A preferred stock voting separately as a class.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The following tables present information, including age, term of office and business experience, for each person nominated for election as a Discovery director and for those directors whose terms of office will continue after the Annual Meeting. Each member of our Board of Directors and nominees, possess skills and experience which make them an important component of the Board as a whole. While consideration of the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board.

The Discovery Board of Directors recommends a vote “FOR” the election of the nominated directors.

Director Nominees for Election by Holders of Shares of Series A Common Stock and Series B Common Stock as Class III Directors with Terms Expiring in 2014

Robert R. Bennett Born April 19, 1958

A common stock director of Discovery since September 2008. Mr. Bennett served as President of Discovery Holding Company (“DHC”), our predecessor company, from March 2005 to September 2008 and a director of DHC, from May 2005 until the completion of the transaction in which we became a public company in September 2008. Mr. Bennett has almost twenty years of executive management experience in the cable television industry. Mr. Bennett served as President of Liberty Media, Inc. (“Liberty”) from April 1997 to February 2006 and as Chief Executive Officer of Liberty from April 1997 to August 2005. Mr. Bennett held various executive positions with Liberty since its inception in 1990. Mr. Bennett is a director of Liberty, Sprint Nextel Corporation and Demand Media, Inc.

Mr. Bennett brings both industry knowledge and financial acumen to his role as a member of our Board of Directors. Mr. Bennett has served on the board of directors of multiple public and private companies over the past decade, which, combined with his considerable involvement with media companies, contributes to the knowledge base and oversight of our Board.

John C. Malone Born March 7, 1941

A common stock director of Discovery since September 2008. Mr. Malone served as Chief Executive Officer and Chairman of the Board of DHC from March 2005 to September 2008 and a director of DHC from May 2005 to September 2008. Over the last 40 years, Mr. Malone has played a central role in the cable television industry. Mr. Malone has served as Chairman of the Board and a director of Liberty since 1990. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (“TCI”) from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1973 to March 1999. Mr. Malone is Chairman of the Board of Liberty Global, Inc. (“Liberty Global”), and a director of Liberty, IAC/InterActiveCorp, Expedia, Inc., Ascent Media Corporation and Sirius XM Radio Inc. Mr. Malone resigned from the boards of DIRECTV in June 2010 and Live Nation Entertainment, Inc. in February 2011.

Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone is well known for his sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board.

David M. Zaslav Born January 15, 1960	President, Chief Executive Officer and a common stock director of Discovery since September 2008. Mr. Zaslav has served as President and Chief Executive Officer of Discovery since January 2007. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc., a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as

Executive Vice President of NBC and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav was a member of the board of TiVo Inc. until he declined to stand for reelection in 2010.

As CEO, Mr. Zaslav sets our goals and strategies. His ability as director to add his views to the Board’s deliberations is of significant benefit to the Board.

Director Nominees for Election by Holders of Series A Preferred Stock

Lawrence S. Kramer Born April 24, 1950

A preferred stock director of Discovery since September 2008, Mr. Kramer is an adjunct professor at Syracuse University and served as senior advisor at Polaris Venture Partners, a national venture capital firm, from July 2007 to January 2009. From March 2005 to November 2006, Mr. Kramer served as the first president of CBS Digital Media, a division of CBS Television Network (“CBS”). From November 2006 to March 2008, Mr. Kramer held a consulting role at CBS. Prior to joining CBS, Mr. Kramer was Chairman and CEO of Marketwatch, Inc., a financial news business. Mr. Kramer is a director of Answers Corporation and was a director of Xinhua Sports & Entertainment Limited from July 2007 to July 2009.

Mr. Kramer’s many years of experience creating and managing content, along with his strong background of service in the media industry and his past experience as a chairman and chief executive officer of a public company, make him a valuable member of our Board who can assist in the development of our growth strategy and business plans.

Robert J. Miron Born July 7, 1937

A preferred stock director of Discovery since September 2008. He served as Chairman of Advance/Newhouse Communications and Bright House Networks, LLC (“Bright House”) from July 2002, retiring in December 2010. Mr. Miron served as Chief Executive Officer of Advance/Newhouse Communications and Bright House from July 2002 to May 2008 and as President of Advance/Newhouse Communications and Bright House from April 1995 to July 2002. Mr. Miron served as President of Newhouse Broadcasting Corporation from October 1986 to April 1995.

Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. Our Board is benefitted by Mr. Miron’s long experience in management roles within our industry.

Steven A. Miron. Born April 24, 1966

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chief Executive Officer of Advance/Newhouse Communications and Bright House since May 2008. He also served as President of Advance/Newhouse Communications and Bright House from July 2002 to May 2008.

Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of this industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board.

Common Stock Directors:

Class I Directors with Terms Expiring in 2012

Robert R. Beck Born July 2, 1940

A common stock director of Discovery since September 2008. Since 2001, Mr. Beck has served as an independent consultant, advising on complex financial and business matters. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments.

Mr. Beck applies his expertise in the financial markets to the Board’s deliberations. Mr. Beck’s expertise in corporate finance is of great value to our Board.

J. David Wargo Born October 1, 1953

A common stock director of Discovery since September 2008. Mr. Wargo served as a director of DHC from May 2005 to September 2008. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is a director of Strayer Education, Inc. and Liberty Global. Mr. Wargo served on the board of OpenTV Corp. from 2002 to 2007.

Having an extensive career in public company finance, Mr. Wargo brings to the Board significant business development and financial experience related to the business and financial issues facing large corporations. Mr. Wargo’s expertise in public company finance is the result of over 30 years as a securities analyst.

Class II Directors with Terms Expiring in 2013

Paul A. Gould Born September 27, 1945

A common stock director of Discovery since September 2008. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions. Mr. Gould is a director of Ampco-Pittsburgh Corporation and Liberty Global. In 2010 Mr. Gould resigned as director of DIRECTV and declined to stand for reelection as director of Liberty.

Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

John S. Hendricks Born March 29, 1952

A common stock director of Discovery since September 2008. Mr. Hendricks is the Founder of Discovery and has served as Chairman of Discovery since September 1982. Mr. Hendricks served as Chief Executive Officer of Discovery from September 1982 to June 2004; and Interim Chief Executive Officer of Discovery from December 2006 to January 2007.

As our Founder, Mr. Hendricks has guided Discovery since our formation and brings to our Board a unique perspective to discussions of our business.

M. LaVoy Robison Born September 6, 1935

A common stock director of Discovery since September 2008. Mr. Robison served as a director of DHC from May 2005 to September 2008. Mr. Robison has been on the board of The Anschutz Foundation, a private foundation, since January 1998, and was their executive director from 1998 to November 2010. Mr. Robison is a director of Liberty.

Mr. Robison has extensive knowledge of corporate accounting and audit procedure gained through over 35 years of service with the firm of Peat Marwick Mitchell (now KPMG), including over 25 years as a partner and several years as one of the firm’s SEC reviewing partners. Mr. Robison’s wealth of experience in corporate finance and financial accounting is an important resource for our Board.

Except for Steven A. Miron being the son of Robert J. Miron, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

PROPOSAL 2: APPROVAL OF THE 2011 EMPLOYEE STOCK PURCHASE PLAN

On December 13, 2010, our Board of Directors considered the adoption of an Employee Stock Purchase Plan and delegated to our Compensation Committee the authority to approve a plan pursuant to which up to 5,000,000 shares of our Series A common stock (subject to adjustment in the event of stock splits and other similar events) would be available for future sale to participants. On March 16, 2011, our Compensation Committee adopted, subject to stockholder approval, the 2011 Employee Stock Purchase Plan (the “2011 ESPP”).

The purpose of the 2011 ESPP is to provide our eligible employees, and those of any subsidiary designated by the Board of Directors or the Compensation Committee, which we refer to as a designated subsidiary, with opportunities to purchase shares of our common stock through accumulated payroll deductions or as described below. Our Board of Directors believes that the 2011 ESPP is in the best interests of Discovery and its stockholders.

The following is a summary of the 2011 ESPP. This summary is qualified in its entirety by reference to the 2011 ESPP, a copy of which is attached as Exhibit A to this proxy statement. You may also obtain a copy of the 2011 ESPP by accessing the proxy statement as filed with the SEC on the Internet at www.sec.gov, by accessing the Investor Relations section of our website at www.discoverycommunications.com, or by contacting our Corporate Secretary.

Administration

The 2011 ESPP will be administered by our Board of Directors or by the Compensation Committee. Our Board of Directors or the Compensation Committee is authorized to make rules and regulations for the administration of the 2011 ESPP.

Eligibility

All of our employees are eligible to participate in the 2011 ESPP provided that they:

•	are customarily employed by us or a designated subsidiary for more than 20 hours a week;

•	have been employed by us or a designated subsidiary for at least 30 days prior to enrolling in the 2011 ESPP; and

•	remain an employee of ours or a designated subsidiary on the first day of the applicable offering period.

No employee will be eligible to participate in the 2011 ESPP if he or she owns five percent or more of the total combined voting power or value of our stock or that of any subsidiary. No employee may be granted an option under the 2011 ESPP that permits his or her rights to purchase common stock under the 2011 ESPP and any other employee stock purchase plan (as defined in Section 423(b) of the Internal Revenue Code) of Discovery and our subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of the common stock (determined at the date the option is granted) for each calendar year in which, at any time, the option is outstanding. As of March 17, 2011, approximately 4,000 of our employees would have been eligible to participate in the 2011 ESPP.

Offerings; Number and Purchase Price of Shares

Discovery will make one or more offerings per calendar year to employees to purchase stock under the 2011 ESPP. Offerings may apply to the Company and all designated subsidiaries or to any combination of these entities. The offering will begin on such date as the Board of Directors or Compensation Committee may determine. The Board of Directors or the Compensation Committee may vary many operational features of the 2011 ESPP on an offering-by-offering basis and can determine that a decision made for one offering will or will not apply for future offerings (unless prospectively revised), provided this flexibility is used in compliance with the tax laws. Each offering commencement period will begin an offering period that will run a specified number of up to 24 months during which payroll deductions or other permitted contributions will be made and held for the purchase of shares at the end of that period. The Board of Directors or Compensation Committee may, on an offering-by-offering basis, choose differing offering periods and/or choose differing offering commencement dates.

An eligible employee may participate in the offering by completing and forwarding any required documentation no later than 10 days prior to the applicable offering commencement date. Unless an employee files a new form or withdraws from the 2011 ESPP, his or her payroll deductions, if applicable, and purchases will continue at the same rate for future offerings as long as the 2011 ESPP remains in effect.

If the 2011 ESPP is approved by our stockholders, a total of up to 5,000,000 shares may be purchased under the 2011 ESPP. For employees for whom payroll deductions may be used, an employee may elect to have up to 10% (in whole percentages only) deducted from his or her compensation (under the 2011 ESPP’s definition) for the purpose of purchasing stock under the 2011 ESPP and we will maintain payroll deduction accounts for each such employee based on their election. The Board of Directors or the Compensation Committee may designate a lower maximum contribution rate. The Board of Directors or Compensation Committee may also establish a minimum payroll deduction percentage and permit participation by payment through other means (e.g., direct payment to the Company), on an offering-by-offering basis. Similar limits will apply to designated subsidiaries where employees make direct payments to the plan.

At the beginning of each offering period, each employee will be granted an option to purchase, on the last day of the offering period, which we refer to as the exercise date, a whole number of shares of common stock as fixed by the Board of Directors or the Compensation Committee in advance of the offering. We expect to use an option price of 85% of the closing price of the common stock on the exercise date. On an offering by offering basis, the Board or the Compensation Committee could instead use a higher or lower exercise price but not below 85% of the closing price of the common stock on (i) the first business day of the offering period or (ii) the exercise date, whichever is less. The closing price will be the closing price (for the primary trading session) on any national securities exchange on which the common stock is listed or other public measure as provided in the 2011 ESPP with respect to the business day preceding the applicable date of grant or purchase. On March 16, 2011, the closing sale price of our common stock on the NASDAQ Global Market was $38.76.

Each employee’s option will automatically be exercised on the exercise date using his or her account balance, subject to the maximum share limit described above. Any balance remaining in an employee’s account at the end of an offering period will be automatically refunded to the employee, except that, assuming fractional shares purchases are not permitted for the particular offering, any balance that is less than the purchase price of one share of common stock will be carried forward into the employee’s payroll deduction account for the next offering period. If, however, the employee elects not to participate in the following period, the balance of the employee’s account will be refunded.

Employees participating through payroll deductions may decrease payroll deductions once during an offering period; however an employee may not increase his or her payroll deduction during an offering period. An employee may withdraw the entire balance in his or her account not less than 10 days prior to the close of business on the last business day in an offering period (or such earlier deadline as may be specified by the Board of Directors or Compensation Committee), but may not begin participation again for the remainder of the offering period. Partial withdrawals are not permitted. An employee may participate in any subsequent offering in accordance with the terms and conditions established by our Board of Directors or the Compensation Committee. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds as described above, funds deducted before his or her election to discontinue will be applied to the purchase of common stock on the exercise date.

Required Holding Period

Our Board of Directors or the Compensation Committee may, on an offering-by-offering basis, prohibit participants from selling or otherwise transferring shares purchased under the 2011 ESPP until a specified period of time has lapsed after the date of purchase, except in connection with a reorganization event, the death or termination of employment of the participant or such other events as the Board or Compensation Committee may determine. During this restricted period, participants must retain their shares at a broker designated by the Board of Directors or the Compensation Committee.

Termination of Employment or Death

If an employee’s employment terminates, including by death, prior to the last business day of an offering period, no payroll deduction will be taken from any pay due to the employee and the balance of the employee’s account will be paid to the employee or, in the event of the employee’s death, to the executor or administrator of the employee’s estate, or if no executor or administrator has been appointed, to such person as we may designate.

Adjustments for Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than an ordinary cash dividend, (i) the number and class of securities available under the 2011 ESPP, (ii) the share purchase limitations, and (iii) the option price will be equitably adjusted to the extent determined by our Board of Directors or the Compensation Committee.

Adjustments Upon Reorganization Event

The 2011 ESPP defines a “reorganization event” as:

•

any merger or consolidation of us with or into another entity as a result of which all of the common stock converts into or is exchanged for the right to receive cash, securities or other property or is cancelled;

•	any transfer or disposition of all our common stock for cash, securities or other property pursuant to a share exchange transaction or other transaction; or

•	any liquidation or dissolution of us.

If a reorganization event occurs, our Board of Directors or the Compensation Committee may take any one or more, or any combination, of the following actions as to outstanding options on such terms as our Board of Directors or the Compensation Committee determines:

•	provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation;

•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of the reorganization event and will become exercisable to the extent of accumulated payroll deductions as of a date specified by our Board of Directors or the Compensation Committee in such notice (which date may not be less than 10 days preceding the effective date of the reorganization event);

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to employees on such date;

•

in the event of a reorganization event under the terms of which holders of common stock will receive upon consummation of the event, a cash payment for each share surrendered in the reorganization event (the acquisition price), make or provide for a cash payment to an employee equal to:

•	the acquisition price times the number of shares of common stock subject to the employee’s option (to the extent the option price does not exceed the acquisition price) minus

•	the aggregate option price of such option, in exchange for the termination of such option; and

•	provide that, in connection with our liquidation or dissolution, options will convert into the right to receive liquidation proceeds (net of the option price thereof).

Termination and Amendment of Plan

Our Board of Directors or the Compensation Committee may at any time terminate, amend or suspend the 2011 ESPP. However, (i) no amendment may be made to the 2011 ESPP without approval of our stockholders if approval of such amendment is required by Section 423 of the Code and (ii) no amendment may be made that would cause the 2011 ESPP to fail to comply with Section 423 of the Code. Upon termination of the 2011 ESPP, all amounts in the accounts of employees will be promptly refunded.

Grants to Employees in Foreign Jurisdictions

We will grant options to our employees or those of a designated subsidiary who are citizens or residents of non-U.S. jurisdictions with terms that are different from the terms of the options granted under the 2011 ESPP to our employees or those of a designated subsidiary who are resident in the United States, for purposes of compliance with the laws of foreign jurisdictions.

In addition, our employees or those of a designated subsidiary who are citizens or residents of a foreign jurisdiction may not be eligible under the 2011 ESPP if granting an option to a citizen or resident of the foreign jurisdiction is prohibited under the laws of that foreign jurisdiction or complying with the laws of the foreign jurisdiction would cause the 2011 ESPP to violate Section 423 of the Code.

Authorization of Sub-plans

The Board of Directors may establish one or more sub-plans under the 2011 ESPP with respect to one or more of its designated subsidiaries. Any such sub-plan must comply with Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2011 ESPP and with respect to the sale of common stock acquired under the 2011 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. Discovery does not provide individual income tax advice to its employees. Participants should consult with their own tax advisors to see how participation will impact their individual circumstances.

Tax Consequences to Employees

An employee will not have income upon enrolling in the 2011 ESPP or upon purchasing shares at the end of an offering.

An employee may have some combination of compensation income, capital gain income and/or capital loss upon the sale of shares that were acquired under the 2011 ESPP. The amount of compensation income, capital gain and/or capital loss will depend on when the employee sells the shares, determined by reference to prescribed statutory holding periods.

If the employee sells the shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the employee purchased the shares, then the employee will have compensation income equal to the lesser of:

•	15% of the value of the shares on the day the offering commenced; and

•	the employee’s profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the employee sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the employee sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the employee will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. If the employee’s profit exceeds the compensation income, then the excess profit will be capital gain. If the employee’s profit is less than the compensation income, then the employee will have a capital loss equal to the value of the shares on the day he or she purchased the shares less the sales proceeds. This capital gain or loss will be long-term if the employee has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to Discovery

There will generally be no tax consequences to us, except that we will be entitled to a corresponding deduction when an employee recognizes compensation income.

New Plan Benefits

Because participation under the 2011 ESPP is a voluntary election by our employees, we are not able to determine the benefits that will be available in the future to particular individuals.

Our executive officers have an interest in this proposal as they may purchase shares under the 2011 ESPP.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the proposal to approve the 2011 ESPP.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As provided in its charter, the Audit Committee selects our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) and has selected them as our independent registered public accounting firm for fiscal 2011. You are requested to ratify the Audit Committee’s appointment of PricewaterhouseCoopers. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the Annual Meeting to ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2011. A majority of the votes cast at the Annual Meeting on this proposal is required for ratification.

Even if the selection of PricewaterhouseCoopers is ratified, the Audit Committee of Discovery’s Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if Discovery’s Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the selection of PricewaterhouseCoopers, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm for the year ending December 31, 2011.

The Discovery Board of Directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers as Discovery’s independent registered public accounting firm for the year ending December 31, 2011.

Description of Fees

	2010	2009
Audit fees(1)	$3,432,310	$3,750,000
Audit-related fees(2)	65,000	59,000
Tax fees(3)	905,046	606,000
Other fees(4)	—	60,000

Total fees	$4,402,356	$4,475,000

(1)	Audit fees include fees relating to the audit of the financial statements of Discovery and statutory audits for Discovery’s foreign subsidiaries.

(2)	In 2009, audit-related fees include audits of financial statements of certain employee benefit plans and research and analytical tools. In 2010, audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, as well as research and analytical tools.

(3)	Tax fees consisted of tax compliance and consultations regarding the tax implications of certain transactions. Tax compliance services relate to preparation of tax returns and claims for refunds. Tax consultation services relate to tax planning, as well as assistance with tax audits and tax advice related to acquisitions and structure.

(4)	Other fees consisted of advisory support provided to a foreign subsidiary in connection with business licensing.

Discovery’s Audit Committee has considered whether the provision of services by PricewaterhouseCoopers to Discovery other than auditing is compatible with PricewaterhouseCoopers maintaining its independence and believes that the provision of such other services is compatible with PricewaterhouseCoopers maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Discovery’s Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, Discovery’s Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

•

audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries, (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents) and (iii) consultations with management as to accounting or reporting of transactions;

•

audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements and (v) closing balance sheet audits related to dispositions; and

•

tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $50,000 requires the specific pre-approval of Discovery’s Audit Committee. In addition, any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of Discovery’s Audit Committee. Discovery’s Audit Committee has delegated the authority for the foregoing approvals to the chairman of the Audit Committee, subject to his subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PricewaterhouseCoopers in 2010 were approved by the Audit Committee, with the exception of the following. Fees in the amount of $5,000 were paid to PricewaterhouseCoopers in reliance on the de minimis exemption from preapproval for a music rights certification provided in Germany. These fees comprised less than 1% of the total fees paid to PricewaterhouseCoopers in 2010. The Audit Committee approved those fees prior to the completion of the 2010 audit.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director as determined by the Board of Directors of Discovery Communications, Inc., based on the rules of the Nasdaq Stock Market and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board of Directors. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance—Audit Committee.” PricewaterhouseCoopers, Discovery’s registered public accounting firm for 2010, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PricewaterhouseCoopers various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with PricewaterhouseCoopers their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Discovery that the audited financial statements be included in Discovery’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 18, 2011 with the SEC.

This report is respectfully submitted by the members of the Audit Committee of the Board.

M. LaVoy Robison, Chairman

Lawrence Kramer

J. David Wargo

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chairman

Robert R. Beck

Paul A. Gould

REPORT OF THE EQUITY COMPENSATION SUBCOMMITTEE

OF THE COMPENSATION COMMITTEE

The Equity Compensation Subcommittee of the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Equity Compensation Subcommittee of the Compensation Committee of the Board.

Paul A. Gould, Chairman

Robert R. Beck

COMPENSATION DISCUSSION AND ANALYSIS

Discovery is a leading global media and entertainment company, with global operations that support our mission to empower people to explore their world and satisfy their curiosity. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world. This section sets forth the information for, and an analysis and discussion of, compensation paid by our Company to:

•	David M. Zaslav, President and Chief Executive Officer;

•	Bradley E. Singer, Senior Executive Vice President and Chief Financial Officer;

•	John S. Hendricks, Founder and Chairman of the Board;

•	Peter Liguori, Chief Operating Officer; and

•	Mark G. Hollinger, President and CEO, Discovery Networks International.

Messrs. Hendricks, Liguori and Hollinger were our three most highly compensated executive officers for 2010, other than our CEO and CFO, as calculated in accordance with the rules of the SEC. These three individuals, together with Mr. Zaslav, our CEO, and Mr. Singer, our CFO, are our Named Executive Officers and are referred to collectively herein as our “NEOs.”

Objectives and Principles

The compensation program for the NEOs is designed to offer short-term and long-term incentive compensation programs that meet the following objectives and principles:

•	attract and retain a high-performing executive management team that regularly delivers on our operational goals while inspiring creation of world class programming content;

•	pay for performance by aligning and recognizably varying the size of performance-based awards directly with key operational outcomes, as well as the executive’s individual performance;

•	align the interests of management with our stockholders through equity and equity-type incentive awards; and

•	design and manage our compensation programs so as not to encourage excessive risk-taking.

Our compensation philosophy is to deliver above-median total direct compensation when our executives deliver above-median performance both against internally set objectives and when evaluated against the peer group. The Compensation Committee has set a general guideline to target executive compensation between the median and 75th percentile of our peer companies and competitive market data.

Each of our NEOs, with the exception of Mr. Hollinger, is subject to a multi-year employment agreement with compensation provisions. We believe that it is in our stockholders’ interest to provide stability in our senior executive team and that it is consistent with market practices in our industry to enter into employment agreements with many of our senior executives. A number of the compensation decisions discussed below are required by the terms of these employment agreements, as further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Role of the Compensation Committee

Our Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) sets our executive compensation philosophy, objectives and principles. The Committee designs our compensation programs to motivate our NEOs to lead our Company to meet short-term and long-term objectives without encouraging excessive risk-taking. The Committee regularly reviews best practices and market trends in executive compensation and modifies our programs to support Discovery’s business goals and strategies. The Committee seeks to align its compensation decisions with our executive compensation objectives and principles and operates pursuant to a written charter, a copy of which is posted on the Investor Relations section of our website, www.discoverycommunications.com.

Ultimately, the Committee determines the amounts and elements of compensation for our NEOs, other executive officers and certain other key employees. The Committee also approves the annual quantitative and qualitative goals for our CEO, Mr. Zaslav, and our Founder, Mr. Hendricks; approves qualitative goals for our CFO; and approves the quantitative metrics used for the annual cash bonus and long-term incentive awards for our NEOs. With respect to compensation for our CEO, the Committee consults with the Board before making final decisions.

The Committee has created the Equity Compensation Subcommittee (the “Subcommittee”), comprised of two independent directors. The Committee has delegated to the Subcommittee the authority to make and modify awards under the Discovery Communications, Inc. 2005 Incentive Plan (the “Stock Plan”) and to determine and confirm performance-based compensation for our executive officers. This structure has been put in place to allow the Subcommittee to make and modify awards when the compensation is intended to be performance-based and excluded from the tax deduction limit described in “—Tax Deductibility of Executive Compensation” below.

Role of the CEO in Compensation Decisions

The CEO plays a significant role in recommending compensation decisions for our NEOs other than himself and the Founder. The CEO makes recommendations to the Committee and Subcommittee as to any change to annual base salary, annual cash bonus target, long-term incentive equity award, the performance-based “individual multiplier” that is applied to the calculation of the annual cash bonus award, and allocation of the performance pool in the annual cash bonus program (the administration and metrics of these programs are discussed in more detail below). The CEO’s recommendations are based on his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance, the performance of the overall Company and the department or group that the executive leads, the executive’s compensation relative to our other executives (internal equity), the executive’s compensation relative to executives in similar roles in the companies in our peer group (external competitiveness), our overall approach to compensation for employees for the year and contractual obligations under any applicable employment agreement. The CEO provides the Committee with proposed annual goals to be used in his annual bonus, as further described below, and the Committee considers those proposed goals in approving final annual goals for the CEO.

Relationship with and Role of the Compensation Consultant

The Committee utilizes the services of an independent compensation consultant to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. The compensation consultant is retained directly by, and reports to, the Committee. Until July 2010, Semler Brossy Consulting Group, LLC (“Semler Brossy”) was the independent compensation consultant. Beginning in August 2010, the Committee engaged The Croner Company (“Croner”) to provide these services. References to the compensation consultant relate to Semler Brossy, to the extent the activities occurred in July 2010 or earlier, and to Croner, with respect to activities beginning in August 2010. In the course of providing services to the Committee, the compensation consultant regularly works with management to implement the Committee’s directives and support its overall responsibilities. The independent compensation consultant attended all but one of the Committee meetings held in 2010. The compensation consultant assisted the Committee by, among other services:

•

assisting in a peer group and competitive benchmarking process and analysis for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;

•	providing input on enhancements to the tally sheets and other analytical tools used by the Committee in making compensation decisions;

•	advising the Committee on emerging legislation and regulations affecting executive compensation;

•

advising the Committee on competitive practices regarding new long-term incentive and annual cash bonus designs, including market practices, executive compensation trends, performance measures and goal setting;

•	reviewing and developing a market-based recommendation regarding Board of Directors compensation;

•	reviewing the Compensation Discussion and Analysis; and

•	advising on employee equity grants, executive employment agreements and other executive compensation matters.

In addition, at the outset of the Committee’s engagement of Croner, Croner provided an overall review and assessment of the Company’s executive compensation practices and market trends in our industry to assist in our regular evaluation, review and adjustment to our executive compensation plans.

During the time that it performed services as independent compensation consultant, Semler Brossy did not provide services to Discovery other than its services to the Committee. Croner historically had provided compensation survey data to the Company and performed custom surveys on industry compensation practices. Before Croner became the independent compensation consultant to the Committee, Croner was engaged to complete a survey for the Company. Croner delivered the results of the survey after the engagement began, but otherwise has not provided services to Discovery other than its services to the Committee. Total fees paid to Croner by Discovery in 2010 (other than fees for Croner’s services to the Committee) were less than $20,000.

Elements of Compensation

Compensation for our executives includes three components, which make up the total direct compensation for each NEO:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually	We provide base salaries that we believe are competitive to attract and retain high-performing executive talent. We believe that a competitive base salary is an important component of compensation as it provides a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities for the NEOs, including, for example, calculating the target amount for each NEO’s annual cash bonus as a percentage of base salary.

Annual Cash Bonus	Target set as a percentage of base salary. Payout varies based on Company and individual performance.	We believe that delivering a substantial portion of an executive’s total direct compensation in annual cash bonus awards that are aligned with Company and individual performance helps to focus our executives on our operational goals. In addition, it ensures that our compensation mix remains competitive with those of our labor market competitors. Our broad-based annual bonus program that applied to each of the NEOs other than Messrs. Zaslav and Hendricks is the Incentive Compensation Plan (“ICP”). The ICP provides significant variation in payout amounts based on Company and/or division performance, as applicable, and individual performance.

Element of Compensation	Key Features	Purpose
Messrs. Zaslav and Hendricks are each eligible for an annual cash bonus award based on achievement of Company financial and individual qualitative goals. The Committee approved the goals for each of the two executives in March 2010, with goals based 50% on quantitative financial goals and 50% on qualitative goals related to individual accomplishments.

Long-Term Incentive Awards

Annual equity and equity-type awards, in the form of non-qualified stock options (“Stock Options”), performance-based restricted stock units (“PRSUs”) and units under the Discovery Appreciation Plan (“DAP”). Each type of award instrument vests in tranches over multiple years.

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders.

Stock Options and DAP units link our NEOs’ compensation with our stock price and serve as a retention tool and align executive and stockholder interests.

_____________

PRSUs incent our NEOs to achieve longer-term financial goals that are expected to lead to increased stockholder value and the multi-year service requirements serve as a retention tool. The PRSUs are designed to discourage excessive risk-taking.

Peer Group Analysis

The Committee reviews competitive data from a group of publicly-traded peer companies in making compensation decisions for the NEOs other than the Founder. In February 2010, the Committee revisited the composition of the peer group and reduced the then-existing group of 17 publicly-traded media and entertainment companies to a smaller group of eight companies with a stronger match to our Company’s scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations, and greater proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market.

This peer group was used for compensation decisions made in 2010 and consisted of eight companies. The eight companies in the peer group are:

Cablevision Systems Corporation

CBS Corporation

DIRECTV

DISH Network Corporation

Liberty Media Corporation

Scripps Networks Interactive, Inc.

Time Warner Cable, Inc.

Viacom Inc.

Target Pay Positioning

The Committee has set a general guideline to target executive compensation to be between the median and 75th percentile of our peer companies, but the Committee retains the flexibility to determine whether individual compensation is appropriately set below or above this range and whether the benchmark and survey data is better used as a reference rather than as a strict guide for compensation decisions.

At the time that the Committee set target total direct compensation for 2010, the comparison to our peer group was as follows:

Mr. Zaslav	Below the median
Mr. Singer	Above the 75th percentile
Mr. Liguori	Near the median
Mr. Hollinger	Near the median

The Committee used the peer group data as a reference point in adjusting Mr. Singer’s salary in March 2010, in negotiating the terms of Mr. Liguori’s employment agreement when he was hired in January 2010, and in determining the size of the long-term incentive awards for Messrs. Singer and Hollinger. After the base salary and long-term incentive awards made in 2010, total direct compensation as compared to our peer group was as follows:

Mr. Zaslav	Above the 75th percentile
Mr. Singer	Between the median and the 75th percentile
Mr. Liguori	Near the median
Mr. Hollinger	Above the 75th percentile

The Committee determined that there was very limited information against which to compare the compensation of Mr. Hendricks, because of his unique role as a Founder and Chairman not acting as the CEO, and accordingly decided that there were not comparable positions against which to compare Mr. Hendricks’ compensation. With respect to the CEO and CFO, the Committee compared each executive to the corresponding position in the peer group. In the February and March 2010 compensation decisions, Mr. Hollinger was matched to the second-highest paid named executive officer in the peer group. In December 2010, in preparation for the first-quarter 2011 compensation decision, Mr. Hollinger was matched against executives classified as Division Presidents by the peer companies. The Committee concluded that the Division President role more closely aligned with Mr. Hollinger’s role as President of our international division.

Performance-Based Pay

The majority of target total direct compensation for each NEO is performance-based, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. Performance-based compensation for our CEO and our Founder is weighted toward equity and equity-type compensation, with a smaller proportion in the annual cash bonus award. The Committee determined this mix is appropriate to closely align management’s interests with the interests of our stockholders. For the remaining NEOs (Messrs. Singer, Liguori, and Hollinger), the balance between each element of compensation is more evenly divided, with a significant proportion of total direct compensation in the form of an annual cash bonus opportunity. Long-term incentive equity awards for these NEOs are based on target values that are roughly equivalent or up to three times higher than the annual cash bonus opportunity. We believe this mix is both competitive with the compensation practices specific to our industry and appropriately balances decisions to benefit the Company in both the short- and long-term without taking undue risks. Annual cash bonus awards are more fully described in “—2010 Compensation Decisions—Annual Cash Bonus Awards,” below, and our long-term incentive compensation programs are more fully described in “—2010 Compensation Decisions—Long-Term Incentive Compensation,” below.

Tally Sheets

The Committee annually reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets, which are prepared by our Human Resources department, document the dollar amount of each component of the NEO’s compensation, including current cash compensation (base salary and bonus) and outstanding equity awards. The sheet also summarizes any applicable employment agreement requirements, any special perquisites, and a wealth accumulation analysis that shows the amounts paid each year to each NEO since 2006 under our equity and equity-type plans. Each tally sheet reflects the annual base salary and annual bonus compensation for the NEO (both target and actual) for the past three years and potential payments under termination of employment scenarios.

The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation. The Committee reviewed the tally sheets in determining base salary adjustments, annual cash bonus payouts, and, with respect to Messrs. Singer and Hollinger, long-term incentive awards, in 2010.

Tax Deductibility of Executive Compensation

We consider the tax deductibility of compensation to be paid to the NEOs. Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to this limit on deductibility for qualifying performance-based compensation.

Although we do not require all compensation paid to executives to be deductible, the Committee does consider the impact of deductibility under Section 162(m) when making decisions about the amount and forms of executive compensation. In 2010, this contributed to decisions not to implement any adjustment to base salaries for Messrs. Hendricks and Hollinger (and to maintain them at $1 million) and to set the initial base salary for Mr. Liguori at $1 million. These considerations were also a factor in designing the general long-term incentive program for our senior executives and the inclusion of performance-based restricted stock units in that design.

2010 Company Performance, NEO Responsibilities and Accomplishments

Company and/or individual performance play a strong role in many of the compensation decisions for our NEOs, as further described below. Our Company had a very strong year in 2010, reporting increases in revenue, Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”), net income available to Discovery stockholders and Free Cash Flow. The Committee considered these overall strong results as well as each NEOs’ responsibilities and 2010 accomplishments in making compensation decisions. We have summarized each NEO’s overall performance and accomplishments below.

Mr. Zaslav: Mr. Zaslav serves as CEO and reports directly to the Board. Mr. Zaslav’s annual cash bonus for 2010 reflects his leadership of the Company’s overall strong performance. The Committee also considered other significant accomplishments that included Mr. Zaslav’s success in restructuring our international organization and leading strong international operating performance, significant successes with the Investigation Discovery network, driving quality content that supports the Discovery brand, supporting continued growth and enduring series for our flagship networks, and strong advertising sales that outperformed other major cable groups.

Mr. Singer: Mr. Singer serves as CFO and reports to the CEO. Mr. Singer’s base salary increase, annual cash bonus for 2010, and long-term incentive award in 2010 reflect Mr. Singer’s strong performance in partnering with operating leaders to drive strong results, success in driving cost containment to support additional investment in content, restructuring the Company’s debt to provide enhanced financial flexibility, and initiating a disciplined share repurchase plan.

Mr. Hendricks: Mr. Hendricks is our Founder and Chairman and reports directly to the Board. Mr. Hendricks’ annual cash bonus for 2010 reflects his overall leadership, our strong business results and other substantial accomplishments, including progress in sharing content globally, stimulus of content for our emerging networks, leadership in science content development, and creation of compelling content that is consistent with our mission to satisfy curiosity, to inspire and to enlighten.

Mr. Liguori: Mr. Liguori joined the Company in January of 2010 as COO and reports to the CEO. Mr. Liguori’s annual cash bonus for 2010 and long-term incentive award in 2010 reflected his strong performance in overseeing the Company’s interests in its OWN joint venture and leadership of creative programming and marketing initiatives, including the simulcast of the Company’s LIFE series.

Mr. Hollinger: In 2010, Mr. Hollinger was CEO and President of Discovery Networks International; he completed his transition from being our COO in January 2010. Mr. Hollinger’s annual cash bonus for 2010 and long-term incentive award in 2010 reflects his success in leading strong financial results for our international division, as well as effectively reorganizing the division and strengthening relationships with key external stakeholders.

2010 Compensation Decisions

The Committee and Subcommittee generally make decisions in the first 90 days of the calendar year regarding annual adjustments to base salary, annual cash bonus payouts with respect to the immediately preceding year, and annual long-term incentive awards for our executive officers. This annual process includes review of the following factors, designed to align the compensation actions with our compensation principles and objectives:

•	Market data from the Company’s peer group for each NEO other than the Founder;

•

A “tally sheet” for each NEO that includes current and historical compensation, and employment agreement terms, compensation paid to each NEO under equity awards for the past five years and the value of current vested and unvested equity awards;

•	Any relevant employment contract requirements;

•	A self-evaluation of each NEO’s annual performance;

•	The CEO’s evaluation of the NEO’s annual performance for each NEO other than the CEO and the Founder;

•	Achievement of annual quantitative goals for the Incentive Compensation Plan (“ICP”), the annual cash bonus program that applies to Messrs. Singer, Liguori, Hollinger, and other employees;

•

The relative annual performance of the Company as compared to others in the industry including a review of revenue growth, profit growth, advertising sales growth, EBITDA, free cash flow, market capitalization, enterprise value and total shareholder return; and

•

With respect to the determination of the annual cash bonus for Messrs. Zaslav and Hendricks, achievement of annual goals that are set by the Committee each year, and the Board’s assessment of the achievement of those goals that are qualitative in nature.

The factors above are considered as a whole, with no specific weight given to a particular factor or factors. Factors within each compensation element may be weighted, as discussed below (e.g., weighting of qualitative and quantitative measures used in determining the annual cash bonuses for Messrs. Zaslav and Hendricks, and weighting of the performance metrics for awards of performance-based restricted stock units).

The following chart summarizes the compensation decisions for 2010 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is in the sections immediately below the chart.

Element of Compensation	2010 Compensation Decisions
Base Salary	No base salary increases for any NEO in 2010, other than Mr. Singer, whose base salary was adjusted by 3% based on his individual performance.

Annual Cash Bonus

Paid annual bonuses to Messrs. Singer, Liguori, and Hollinger that were above the target amount based on strong Company and individual performance.

Paid annual bonuses to Messrs. Zaslav and Hendricks in amounts that were slightly below target based on partial achievement of qualitative goals (96%) and full achievement of quantitative goals (100%), resulting in an aggregate payout amount of 98% of target.

Long-Term Incentive Awards

Made awards of Stock Options to Mr. Hendricks, and PRSUs and DAP units to Mr. Zaslav, in amounts as required by their respective employment agreements.

_____________

Made awards of Stock Options and PRSUs to Messrs. Singer, Liguori, and Hollinger. Target values set based on market data and, with respect to Messrs. Singer and Hollinger, individual performance.

Base Salary

Mr. Zaslav: Mr. Zaslav is employed pursuant to a multi-year employment agreement that entitled him to an annual base salary of $2 million for 2010. Consistent with the employment agreement, the Committee did not adjust his base salary in 2010. This agreement is further described in “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Singer: Mr. Singer also is employed pursuant to an employment agreement, which provides that his base salary will be reviewed annually. In March 2010, the Committee increased Mr. Singer’s base salary by 3%, from $965,000 to $993,950. This increase was the same as the overall merit increase budget for US-based employees and recognized Mr. Singer’s strong performance in the prior year. The Committee also considered the market data from the peer group with respect to Mr. Singer’s base salary and, after the increase, Mr. Singer’s total cash compensation (base salary and annual bonus at target) was between the 50th and 75th percentile of base salaries for CFOs in the peer group. For more information about Mr. Singer’s employment agreement, please see “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Hendricks: Mr. Hendricks is employed pursuant to a letter agreement entered into in July 2008 (the “Hendricks Letter”). The Hendricks Letter sets Mr. Hendricks’ annual base salary at $1 million. The Committee did not adjust Mr. Hendricks’ base salary in 2010, in accordance with the Committee’s aim to preserve greater deductibility of executive compensation. For more information about the Hendricks Letter, please see “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Liguori: Mr. Liguori is employed pursuant to an employment agreement entered into in December 2009 and under which he began employment in January 2010. Mr. Liguori’s employment agreement entitled him to an annual base salary of $1 million for 2010 and specified that he would not be considered for a base salary adjustment in 2010. For more information about Mr. Liguori’s employment agreement, please see “Executive Compensation—Executive Compensation Arrangements,” below.

Mr. Hollinger: Mr. Hollinger is an employee at-will who is not subject to an employment agreement. Mr. Hollinger’s base salary is reviewed annually under our standard processes applied to all employees. The

Committee reviewed Mr. Hollinger’s base salary in 2010 but elected not to adjust it, in accordance with the aim to preserve greater deductibility of executive compensation. The Committee had similarly reviewed Mr. Hollinger’s base salary in 2009 and elected to maintain it at $1 million, but increased his target bonus opportunity from 100% of base salary to 110%. This increase in Mr. Hollinger’s target bonus opportunity was intended to replace any base salary increases in 2009 and 2010.

Annual Cash Bonus Awards

In 2010, we made annual cash bonus awards to each of the NEOs. The amount of the bonus award actually paid to each NEO for 2010 was determined by the Subcommittee, with consideration of achievement of goals set by the Committee at the beginning of 2010 and 2010 individual performance. The following chart summarizes the bonus design and payout for each NEO, with detailed discussion in the section that follows the chart:

NEO	2010 Target Amount	2010 Metrics	2010 Bonus Award
David Zaslav, CEO	$4.5 million 225% of base salary	50% Qualitative Goals 50% Quantitative Goals	$4.41 million, based on achievement of 100% of the quantitative goals and 96% of the qualitative goals (aggregate payout amount of 98% of target)

John Hendricks, Chairman and Founder	$600,000 60% of base salary	50% Qualitative Goals 50% Quantitative Goals	$588,000, based on achievement of 100% of the quantitative goals and 96% of the qualitative goals (aggregate payout amount of 98% of target)

Bradley Singer, CFO	$993,950 100% of base salary

50% Qualitative Goals

50% ICP Calculation

•    100% of ICP assigned to achievement of Company-wide financial metrics

•    Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$1,342,206, based on achievement of 111% of the qualitative goals and calculation of the ICP payout (aggregate payout amount of 135%). ICP calculation reflects Company performance, individual multiplier, and allocation of the performance pool.

Peter Liguori, COO	$1 million 100% of base salary

100% ICP Calculation

•    100% of ICP assigned to achievement of Company-wide financial metrics

•    Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$1,090,964, based on calculation of the ICP payout (aggregate payout amount of 115%). ICP calculation reflects Company performance, individual multiplier, allocation of the performance pool, and proration based on partial-year employment.

NEO	2010 Target Amount	2010 Metrics	2010 Bonus Award
Mark Hollinger, President, Discovery Networks International	$1.1 million 110% of base salary

100% ICP Calculation

•    80% of ICP assigned to achievement of international division financial metrics and 20% to Company-wide financial metrics

•    Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$1,551,208, based on calculation of the ICP payout (aggregate payout amount of 141%). ICP calculation reflects Company performance, individual multiplier, and allocation of the performance pool.

Annual bonus compensation for the NEOs is paid under the Stock Plan and designed to qualify as performance-based compensation under Section 162(m). At the beginning of each year, the Subcommittee sets a Company performance criterion and a maximum annual bonus amount for each NEO and certain other senior executives as the initial step in structuring the bonus awards as performance-based under Section 162(m). If the performance criterion for the year is met, the actual bonus award for each NEO is subject to the Subcommittee’s negative discretion (“downward discretion”).

The Subcommittee exercises its downward discretion based on each executive’s individual performance and Company performance, calculated against target bonus amounts for each executive that are expressed as a percentage of salary. With respect to Messrs. Zaslav and Hendricks, the Subcommittee considered each executive’s achievement of quantitative and qualitative goals set by the Committee. For Messrs. Liguori, Singer and Hollinger, the Subcommittee considered the amount each executive would have received had the bonus been calculated under the ICP.

For 2010, the Subcommittee set the performance criterion at $800 million in Adjusted OIBDA. Mr. Zaslav’s annual bonus was capped at a maximum of 400% of base salary, and each of the remaining NEOs’ annual bonus was capped at a maximum of 250% of base salary. The Subcommittee determined that the performance criterion for 2010 was met and exercised its downward discretion to determine each NEO’s bonus as discussed below.

Annual Cash Bonus Awards for Messrs. Zaslav and Hendricks

Messrs. Zaslav and Hendricks are each eligible for an annual cash bonus award based on achievement of Company financial and individual qualitative goals. The Committee approved the goals for each of the two executives in March 2010, with goals based 50% on quantitative financial goals and 50% on qualitative goals related to individual accomplishments.

Under his employment agreement, Mr. Zaslav’s 2010 bonus target was $4.5 million (225% of base salary); pursuant to the terms of an amendment to Mr. Zaslav’s employment agreement negotiated by the Committee in September 2009, no part of the annual bonus is guaranteed. The Committee negotiated this amendment with the goal of increasing the ratio of performance-based versus fixed compensation, structuring the arrangement in a tax-efficient manner and aligning Mr. Zaslav’s interests with those of our stockholders.

Mr. Hendricks’ 2010 bonus target was $600,000 (60% of base salary), consistent with the terms of the Hendricks Letter. For more information regarding these agreements, see “Executive Compensation—Executive Compensation Arrangements” below.

The quantitative goals for Messrs. Zaslav and Hendricks were the same and based on net revenue, Adjusted Free Cash Flow (“Free Cash Flow”) and Adjusted OIBDA. Net revenue and Free Cash Flow were the same quantitative measures used in the ICP, the annual cash bonus plan that applies to employees generally, but the quantitative metrics for Messrs. Zaslav and Hendricks also include a third measure, Adjusted OIBDA. The Committee determined that including the Adjusted OIBDA measure was appropriate for the CEO and Founder given the scope of their responsibilities.

The Company defines Adjusted OIBDA as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions. The Committee approved several adjustments to Adjusted OIBDA for the purpose of determining the achievement of the bonus metric for Messrs. Zaslav and Hendricks (and for the ICP, as further described below). Adjustments to Adjusted OIBDA were made to neutralize the impact of movements in foreign exchange rates together with the impact of unbudgeted movements in reserves and accruals arising from changes in accounting treatments or estimates rather than operational activity. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact on Adjusted OIBDA of operational decisions taken by management and excludes the impact of events over which management has little or no influence, and to exclude the impact of items that were not considered at the time the targets were set. The aggregate adjustments resulted in an adjustment of less than 2% of the actual achievement.

The Company defines Free Cash Flow as cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments. The Committee approved several adjustments to Free Cash Flow for the purpose of determining the achievement of the bonus metric for Messrs. Zaslav and Hendricks (and for the ICP, as further described below). Adjustments to Free Cash Flow were made to neutralize the impact on changes to the Company’s capital structure that were not anticipated when the targets were set. These adjustments include the exclusion of one-time costs such as make whole payments on debt settlement, the termination of interest rate swaps, and costs associated with the public bond issuance. In addition a compensating adjustment was made to reflect the lower than budgeted interest rate expense the Company obtained as a result of refinancing. All of these adjustments were made net of the appropriate tax charge. Further adjustments were made to mitigate the impact on Free Cash Flow of employees exercising stock options and to neutralize the impact of incremental approved investments in content. The principle applied in deriving the adjustments is to ensure that the calculation reflects the impact on Free Cash Flow of operational decisions taken by management and excludes the impact of events over which management has little or no influence, and to exclude the impact of items that were not considered at the time the targets were set.

The quantitative goals were weighted to reflect equal emphasis on the three measures. This was a change from 2009, in which Adjusted OIBDA and Free Cash Flow measures were more heavily weighted as opposed to net revenue in a time of greater economic uncertainty. For 2010, the quantitative targets, weighting and results were:

	Weighting	Threshold	Target	Actual Achievement
Net Revenue (millions)	33.3%	$2,924	$3,650	$3,773.7
Adjusted Free Cash Flow (millions)	33.3%	$678	$846	$921.3
Adjusted OIBDA (millions)	33.3%	$1,294	$1,615	$1,676

The Committee set individual qualitative goals for Messrs. Zaslav and Hendricks related to areas of strategic priority for the Company. Mr. Zaslav’s goals, with weighting, were:

•	Driving international growth and global operating efficiency (20%);

•	Managing and supporting continued growth at the Discovery Channel, TLC, and Animal Planet networks (20%);

•	Executing on the emerging networks strategy (20%);

•	Producing quality content on brand for the channels and digital platforms (15%);

•	Innovating to secure advertisers for cable platforms and digital (15%);

•	Creating a strategic plan to address anytime, anywhere goals (5%); and

•	Moving the corporate Business Development function to become a global function to drive a profitable acquisition strategy (5%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals.

Mr. Hendricks’ goals, with weighting, included:

•	Progress in global content sharing (20%);

•	Stimulus of content for emerging networks (20%);

•	Leadership in science content development (20%);

•	Support content that defines our mission to empower people to satisfy curiosity, to inspire and to enlighten (20%); and

•	Operating within the Company’s mission (20%).

The weighting was based on the Committee’s determination that each of these goals was of equivalent relative priority.

In early 2011, the Committee reviewed the achievement of the goals. The Committee determined that the Company met or exceeded each of the three quantitative goals. With respect to the qualitative goals, the Committee, in consultation with the Board, determined that Messrs. Zaslav and Hendricks had achieved their respective qualitative goals at the 96% level. Based on these assessments, the Subcommittee certified achievement of the performance criterion and exercised its downward discretion from the maximum bonus to determine that a bonus payment of $588,000 to Mr. Hendricks and $4.41 million to Mr. Zaslav was appropriate.

Annual Cash Bonus Payments for Messrs. Singer, Liguori and Hollinger

Messrs. Singer, Liguori and Hollinger are each eligible for an annual cash bonus award of a percentage of base salary. In determining the amount of the annual cash bonus for these NEOs, the Subcommittee considered the amount of the bonus that would have been paid out to each under the ICP. This assessment applied to 50% of Mr. Singer’s annual bonus target; the remaining 50% was based on achievement of qualitative goals, as described below. The calculation of the payout under the ICP for the NEOs is based on the applicable target percentage of base salary, factoring in achievement of financial metrics approved by the Committee at the beginning of each year, allocation of a performance pool that is available when the applicable financial metrics are exceeded, and a “multiplier” based on individual performance.

The financial metrics that applied to Messrs. Singer and Hollinger under the ICP were based on the Company results as a whole. This is consistent with the general ICP program, in which employees are assigned to metrics based on the employee’s role and organizational assignment.

The aggregate amount payable to an individual under the ICP is calculated by:

•	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);

•	second, establishing the amount payable due to the achievement of the Company as a whole and any applicable line of business performance measures, as applied to the target bonus amount;

•	third, multiplying that amount by an individual multiplier (ranging from 0 to 1.5) that reflects individual performance; and

•

fourth, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool.” The performance pool is a total amount of money that is available to allocate to high performers if the applicable financial metrics are achieved at a level higher than 105% of target.

The calculation of the amount of the ICP award for each of the participating NEOs was as follows:

(Target bonus) X (percentage based on achievement of Company performance metrics/percentage based on applicable line of business results) X (individual performance multiplier) + (allocation of any available performance pool based on individual performance)

2010 ICP, Paid Out in March 2011

In the first quarter of 2010, the Committee established threshold (25% payout), target (100% payout) and maximum (150% payout) amounts for each of the ICP financial metrics, a ceiling beyond which higher payments would only be made relating to such metric at the Company’s discretion and a scale that determined the amount payable for achievement of results in between the minimum and the overachievement amounts.

The 2010 ICP performance targets for the Company as a whole are set forth in the following table:

Discovery Communications	Weighting	Threshold	Target	Over Achievement	Actual Achievement
Net Revenue (millions)	35%	$3,285	$3,650	$4,015	$3,773
Adjusted Free Cash Flow (millions)	65%	$663.5	$846	$1,076	$921.3

The 2010 ICP performance targets for Discovery Networks International are set forth in the following table:

Discovery Networks International	Weighting	Threshold	Target	Over Achievement	Actual Achievement
Net Revenue (millions)	35%	$1,097.6	$1,219.6	$1,341.6	$1,274.6
Adjusted OIBDA (millions)	65%	$392.2	$502.0	$611.8	$544.6

The revenue and Free Cash Flow measures are the same measures used with respect to the annual cash bonus for Messrs. Zaslav and Hendricks and the Free Cash Flow achievement was subject to the same adjustments discussed above.

The determination as to whether the 2010 financial performance measures were met was made during the first quarter of 2011 following the conclusion and review of the full-year 2010 audited financial statements. Both the international division and overall Company financial metrics exceeded 105% of target so a performance pool was available for allocation for the NEOs covered by the ICP. In the cases of Messrs. Singer, Liguori, and Hollinger, Mr. Zaslav recommended an “individual multiplier” to be applied to the ICP calculation and an allocation of the performance pool. The Subcommittee reviewed this recommendation, each of these NEOs’ self-assessment of individual performance for 2010 and Mr. Zaslav’s review of their 2010 performance that supported his recommendation of the individual multiplier. In addition, the Subcommittee prorated Mr. Liguori’s bonus payout to reflect that he had not worked the entire fiscal year. Based on these factors, the Subcommittee certified achievement of the Section 162(m) performance criterion and exercised its downward discretion from the maximum bonus to determine a bonus payment of $1,090,964 for Mr. Liguori (115% of target) and $1,551,208 for Mr. Hollinger (141% of the target amount).

With respect to Mr. Singer’s 2010 bonus, the Subcommittee also reviewed the achievement of Mr. Singer’s qualitative goals. Mr. Singer’s goals made up 50% of his bonus opportunity and, with weighting, were:

•	Providing effective internal customer support (15%);

•	Implementing an effective organizational structure (15%);

•	Establishing an appropriate capital structure (15%);

•	Achieving investor goals (15%);

•	Determining an appropriate tax structure (15%).

•	Achieving core expectations of the CFO role (15%); and

•	Contributing to overall Company strategy as member of executive team (10%).

In early 2011, the Committee reviewed the achievement of these goals. The Committee, in consultation with Mr. Zaslav, determined that Mr. Singer had achieved the qualitative goals at the 111% level. Based on this assessment, the Subcommittee certified achievement of the Section 162(m) performance criterion and exercised its downward discretion from the maximum bonus to determine that a bonus payment of $1,342,206 to Mr. Singer was appropriate (an aggregate payout amount of 135%).

Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan Based Awards Table for more information regarding the range of 2010 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts paid to them with respect to their 2010 awards.

Long-Term Incentive Compensation

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2010, we made long-term equity or equity-type awards to each of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time. With respect to Messrs. Singer, Liguori, and Hollinger, the Committee determined a target amount for the 2010 long-term incentive (“LTI”) awards, which was then converted into a number of Stock Options and PRSUs (50% of the target value in Stock Options, 50% in PRSUs, as described under “—Stock Plan,” below ). The awards for Messrs. Zaslav and Hendricks were based on the provisions of their employment agreements, which required a number of units rather than a dollar-value target amount. The following chart summarizes the equity award design for each NEO. Because the awards for Messrs. Zaslav and Hendricks were based on a number of units rather than an overall target value, we have included the fair market value as of the date of grant for their awards in the column that specifies the 2010 target amount for the other NEOs.

NEO	2010 Target Amount or FMV	2010 LTI Awards	Design

David Zaslav, CEO	$15.4 million (fair market value at time of grant)	1,861,473 DAP units	A one-for-one replenishment of DAP units that matured and paid out as of the grant date. The units mature and pay out in four equal tranches, 25% each year, as of the first four anniversaries of the date of grant. The amount of the payout, if any, is based on the appreciation in our stock price.
	____________	____________	____________

	$20.3 million (fair market value at time of grant)	627,775 PRSUs

The PRSUs vest in 2013 if the Company achieves targets for revenue, Adjusted OIBDA, and Free Cash Flow over a three-year performance period (FY 2010-2012).

Both awards were required by Mr. Zaslav’s employment agreement, as further described below.

NEO	2010 Target Amount or FMV	2010 LTI Awards	Design

John Hendricks, Chairman and Founder	$7.7 million (fair market value at time of grant)	497,071 Stock Options

Stock Options vest 25% each year on the first four anniversaries of the date of grant and expire on the eighth anniversary of the date of grant.

This award was required by the terms of the Hendricks Equity Stake Transition Agreement, as further described below.

Bradley Singer, CFO	$1.7 million	71,309 Stock Options	Stock Options vest 25% each year on the first four anniversaries of the date of grant and expire on the seventh anniversary of the date of grant.
		____________	____________

		26,243 PRSUs	The PRSUs vest if the Company achieves targets for revenue, Adjusted OIBDA, and Free Cash Flow over a three-year performance period (FY 2010-2012). 50% are distributed on the third anniversary (assuming that performance metrics are met). If the performance metrics are met and the initial 50% vests, the remaining 50% vests on the fourth anniversary of the date of grant.

Peter Liguori, COO	$2.5 million	104,886 Stock Options	Same Stock Option and PRSU design as the awards made to Mr. Singer.
____________

38,593 PRSUs

Mark Hollinger, President & CEO, Discovery Networks International	$3 million	125,839 Stock Options ____________	Same Stock Option and PRSU design as the awards made to Mr. Singer.
46,311 PRSUs

The Subcommittee’s intent is to make equity awards annually in March of each year, with new hire and promotion grants made throughout the year in the Subcommittee’s regular meetings, generally on or about the 15th of each month. In 2010, this resulted in the practice of holding regularly-scheduled Subcommittee meetings on or about the 15th day of each month and making awards at each meeting, with the exercise price equal to the closing price of our Series A common stock as of the date of grant. On occasion for administrative convenience, we may make a grant with a future effective date, with the grant price set on the future effective date. This occurred in early 2010 with respect to Mr. Hendricks’ award of Stock Options, which was required to be made as of October 1, 2010, under the terms of the Hendricks Equity Stake Transition Agreement. The Subcommittee approved the award at its regular meeting on September 15, 2010, to be effective on October 1, 2010, and with a grant price equal to the closing price of our Series A common stock as of October 1, 2010.

Our practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, nonpublic information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price. The exercise price of Stock Option awards and measurement price of cash-settled stock appreciation rights, were set at the closing price per share of the Company’s Series A common stock on the Nasdaq on the date the options were granted, or for grants made with future effective dates, as of that date.

Discovery Appreciation Program

Mr. Zaslav received a 2010 equity-type award under the DAP. The DAP is the plan that Discovery Communications, LLC (“DCL”) administered prior to becoming a public company and that tracked the market value of DCL’s predecessor, Discovery Holding Company. After we became a public company, we generally stopped making awards under the DAP and began making equity awards under the Stock Plan to allow for more flexibility in the types of awards (such as the ability to make PRSU grants to senior executives). We continued making awards under the DAP only when required by individual employment agreements, as is the case with Mr. Zaslav. Mr. Zaslav was the only NEO who received a DAP award in 2010. The substantial amount of compensation delivered in the form of performance-based equity and equity-type awards is designed to focus Mr. Zaslav’s attention on increasing Company value over time, aligning his interests with those of our stockholders.

The DAP is a long-term incentive plan that is designed to reward for increases in the market value of Discovery’s Series A common stock. DAP awards consist of a number of units that represent an equivalent number of shares of Discovery Series A common stock and a base price that is determined based on the average of the closing stock prices of the Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the grant date and the 10 trading days immediately following the grant date. Each award vests as to 25% of the units on each of the four anniversaries of the date of grant, assuming continued employment. With respect to the DAP awards granted to Mr. Zaslav in 2010, as required by his employment agreement, on each vesting date, if Mr. Zaslav is employed by Discovery or any of its subsidiaries, he will be entitled to receive a cash payment equal to the product of (x) the number of units that vested on that date, multiplied by (y) the spread between the base price and the average of the closing stock prices of the Discovery Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the vesting date and the 10 trading days immediately following the vesting date. The DAP is consistent with our pay for performance principles because these awards are designed to focus the attention of executives on increasing Company value over time, which in turn aligns the interests of executives with our stockholders.

Prior to becoming a public company, it had been the Company’s practice under the DAP that, subject to the absence of any performance issues on the part of the applicable participant, each participant would receive a replenishment award on the date a tranche of DAP units matured. The replenishment award would be a new award of a number of units equal to the number of units that vested on that maturity date. This replenishment practice was included in Mr. Zaslav’s employment agreement, and continued when the agreement was amended in September 2009 to extend the term of Mr. Zaslav’s employment, so that he is contractually entitled to a DAP replenishment grant upon the maturity of a number of DAP units during the term of his agreement.

On January 2, 2010, Mr. Zaslav received a new DAP award of 1,861,473 units, to replace the number of DAP units that matured as of that date. This award is included in the Summary Compensation Table in the “Option Awards” column. Although we did not make any new DAP awards to NEOs other than Mr. Zaslav in 2010, unvested DAP awards from prior years continue to vest and to pay out. Messrs. Hendricks and Hollinger, as well as Mr. Zaslav, received DAP payouts in 2010 from existing grants. The dollar amounts paid to the NEOs in 2010 on account of previously vested DAP awards are reported in the Option Exercises table.

Stock Plan

Generally. The Stock Plan is an equity-based long-term incentive plan and the primary vehicle for long-term incentive compensation for Company employees after we became a public company. The Committee has delegated the authority to make awards under the Stock Plan to the Subcommittee.

In 2010, the Committee approved a general design under which we make equity awards to our senior executives, which applied to the awards made to Messrs. Singer, Liguori and Hollinger. This involves setting a target value for the equity award that is converted into a number of Stock Options (based on the Black-Scholes value of the Stock Option) and PRSUs (based on the closing price of Discovery Series A common stock on the Nasdaq Global Select Market). In 2010, it was the Subcommittee’s practice to make these calculations based on the value of the Stock Options or the closing price of the PRSUs on the date of grant. In 2011, the Subcommittee changed its practice to use the Black-Scholes valuation of the Stock Options as of the last trading day of the month prior to the date of grant and the closing price of the PRSUs as of the trading day before the date of grant with respect to these calculations. This change in administrative practice allows more efficient processing of equity grants and, with respect to Stock Options, the ability of the Subcommittee to review the actual number of units at the time the grant is made.

The Stock Option awards have a four-year vesting schedule, become exercisable in equal tranches of 25% on the first four anniversaries of the date of grant, and expire on the seventh anniversary of the date of grant, assuming continued employment and are otherwise consistent with the terms of the Stock Plan and award agreement. The PRSU awards vest in two equal tranches, the first 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary, assuming continued employment and otherwise consistent with the terms of the Stock Plan and award agreement. Vesting of the PRSU awards is contingent on meeting Company financial performance metrics for revenue, Adjusted OIBDA, and Free Cash Flow, for a three-year performance period. The Committee adopted this design after reviewing market trends and best practices and concluding that a balance of Stock Options and PRSUs would provide the appropriate incentives, link the interests of our senior executives to our stockholders, focus our senior executive on longer-term Company financial goals, serve as a retention tool, and allow for tax deductibility of the equity awards as performance-based.

The PRSU awards are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and follow a similar structure to that of the annual bonus design. At the beginning of each year, the Subcommittee sets a Company performance criterion and a maximum number of PRSUs for each NEO and certain other senior executives as the initial step in structuring the awards as performance-based under Section 162(m). If the performance criterion for the three-year performance period is met, the actual number of PRSUs distributed to each NEO is subject to the Subcommittee’s negative discretion (“downward discretion”). The maximum amount of the PRSU award is the target amount. There is no upside for over-performance, which the Committee determined was appropriate to discourage excessive risk-taking by our senior executives.

Once the Subcommittee determines the performance criterion is met, the Subcommittee exercises its downward discretion based on Company performance against the revenue, Adjusted OIBDA, and Free Cash Flow targets.

For the 2010 PRSU awards made to NEOs, the Subcommittee set the performance criterion at $2.4 billion in Adjusted OIBDA over the three-year performance period. The performance metrics to be used by the Subcommittee in its exercise of downward discretion are based on revenue, Adjusted OIBDA, and Free Cash Flow. Over-performance on the Adjusted OIBDA or Free Cash Flow measures may offset under-performance by any of the other two metrics, but over-performance on the revenue metric cannot offset under-performance on the other two metrics. The metrics and weighting are as follows:

		Performance Against Target
	Weight	120%	110%	105%	100%	95%	90%	85%	81%	80%
Revenue (millions)	20%	13,786	12,637	12,062	11,488	10,914	10,339	9,765	9,248	9,190
Adjusted OIBDA (millions)	40%	6,091	5,584	5,330	5,076	4,822	4,568	4,315	4,086	4,061
Free Cash Flow (millions)	40%	3,467	3,178	3,033	2,889	2,745	2,600	2,456	2,326	2,311

Examples of offsetting over-performance of Adjusted OIBDA and Free Cash Flow (overall payout capped at 100%):
	120%	110%	105%	100%	95%	90%	75%	50%	0%
Revenue (no upside)	20%	20%	20%	20%	19%	18%	15%	10%	0%
Adjusted OIBDA	48%	44%	42%	40%	38%	36%	30%	20%	0%
Free Cash Flow	48%	44%	42%	40%	38%	36%	30%	20%	0%
TOTAL (max 100%)	100%	100%	100%	100%	95%	90%	75%	50%	0%

LTI Awards for Messrs. Singer, Liguori and Hollinger

Mr. Singer: In March 2010, the Subcommittee approved an equity award for Mr. Singer in the target amount of $1.7 million. Pursuant to the design approved by the Committee, this was calculated to provide grants of Stock Options and PRSUs. The target value recognized Mr. Singer’s strong performance and also considered the market data from the peer group with respect to the size of long-term incentive awards. After the equity award, Mr. Singer’s total direct compensation was between the 50th and 75th percentile for CFOs in the peer group.

Mr. Liguori: In March 2010, the Subcommittee approved an equity award for Mr. Liguori in the target amount of $2.5 million. Pursuant to the design approved by the Compensation Committee, this was calculated to provide grants of Stock Options and PRSUs. The target value was set based on Mr. Liguori’s employment agreement entered into in December 2009. The Committee approved this target value to provide an incentive for Mr. Liguori to accept employment with the Company and also considered the market data from the peer group with respect to the size of long-term incentive awards. After the equity award, Mr. Liguori’s total direct compensation was at the median for COOs in the peer group.

Mr. Hollinger: In March 2010, the Subcommittee approved an equity award for Mr. Hollinger in the target amount of $3 million. Pursuant to the design approved by the Committee, this was calculated to provide grants of Stock Options and PRSUs. The target value recognized Mr. Hollinger’s strong performance and also considered the market data from the peer group with respect to the size of long-term incentive awards. After the equity award, Mr. Hollinger’s total direct compensation was between the 50th and 75th percentile for Division Presidents in the peer group.

Awards Under the Stock Plan for Messrs. Zaslav and Hendricks

Mr. Zaslav: Mr. Zaslav’s employment agreement required that we make an award of PRSUs in 2010, with a number of units calculated in accordance with the formula specified in that agreement and described in “Executive Compensation—Executive Compensation Arrangements,” below. On March 15, 2010, the Subcommittee awarded Mr. Zaslav 627,775 PRSUs. Under the employment agreement, this award vests in 2013 if the Company meets financial metrics for cumulative three-year performance in 2010-2012. The performance criterion and three-year performance metrics are the same as those applied to the PRSU awards for the other NEOs (and as specified above), but the payout scale is different. As with the awards made to other NEOs, over-performance on the Adjusted OIBDA or Free Cash Flow measures may offset under-performance by any of the other two metrics, but over-performance on the revenue metric cannot offset under-performance on the other two metrics. The metrics and weighting are as follows:

		Performance Against Target
	Weight	120%	110%	105%	100%	95%	90%	85%	81%	80%
Revenue (millions)	20%	13,786	12,637	12,062	11,488	10,914	10,339	9,765	9,248	9,190
Adjusted OIBDA (millions)	40%	6,091	5,584	5,330	5,076	4,822	4,568	4,315	4,086	4,061
Free Cash Flow (millions)	40%	3,467	3,178	3,033	2,889	2,745	2,600	2,456	2,326	2,311

Examples of offsetting over-performance of Adjusted OIBDA and Free Cash Flow (overall payout capped at 100%):
	150%	110%	105%	100%	100%	100%	90%	80%	0%
Revenue (no upside)	20%	20%	20%	20%	20%	20%	18%	16%	0%
Adjusted OIBDA	60%	44%	42%	40%	40%	40%	36%	32%	0%
Free Cash Flow	60%	44%	42%	40%	40%	40%	36%	32%	0%
TOTAL (max 100%)	100%	100%	100%	100%	100%	100%	90%	80%	0%

Mr. Hendricks: The Equity Stake Transition Agreement requires that we make Stock Option awards to Mr. Hendricks, one-for-one for the number of DAP units that mature each year. On October 1, 2010, the Subcommittee awarded Mr. Hendricks a Stock Option award for 497,071 shares, with an exercise price of $43.27, the closing price of our Series A common stock as of the date of grant. The number of Stock Options was based on the number of DAP units maturing as of that date, as required by the Equity Stake Transition Agreement and with terms consistent with the Equity Stake Transition Agreement.

Retirement Benefits

The NEOs generally participate in the same benefit plans and on the same terms as offered to other US-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Deferred Compensation Plan (the “SRP”) that is available to US-based senior employees, including all of the NEOs. The NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, the Company makes a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of Company matching contributions, subject to certain limits under applicable tax regulations. We also make a supplemental contribution into the SRP for those employees whose base salary exceeds the IRS compensation limit under the 401(k) regulations. This Company contribution uses the same formula applied for the 401(k) match (4.5%) and is applied to the base salary in excess of the IRS limit (for 2010, this was $245,000), up to a maximum of $1 million in base salary. Participants in the SRP are also permitted to defer portions of payouts under the DAP and ICP awards into their SRP accounts. These amounts are not included in the calculation of the supplemental Company contribution into the SRP. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in the Company’s 401(k) plan to save a proportionate amount for retirement, to provide the same Company contribution amount to these employees that they would have received absent the IRS compensation limits in the 401(k) plan and to support the goals of providing competitive compensation packages to our employees. For more information about the SRP, please refer to the Non-Qualified Deferred Compensation Table below.

Health, Welfare and Other Personal Benefits

The NEOs are eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its US-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Employees at the level of vice president and above, including the NEOs, are also eligible to participate in executive-level long-term disability and long-term care plans.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses; Related Gross-Up. Consistent with our objective to attract and retain a high-performing executive management team, we actively recruit top-notch candidates from all over the country to fill executive level openings and will reimburse the newly hired executive for relocation costs and pay the executive an amount equal to the tax resulting from the reimbursement (a “gross-up”). Mr. Liguori was hired in 2010 and his employment agreement provides for relocation benefits in 2011 or 2012. We structured Mr. Liguori’s employment agreement to allow him an extended transition from his home in California to the Company’s Maryland headquarters. We reimbursed him for travel expenses between California and the Washington, DC metropolitan area, rental of a corporate apartment in the Washington, DC metropolitan area and transportation of a personal vehicle from California. We also provided a miscellaneous expense payment designed to defray, in part, costs such as furniture rental and purchase of needed household items. These transition expenses and related gross-ups are reflected in the Summary Compensation Table.

Aircraft Usage; Related Gross-Up. We have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We allow Messrs. Zaslav and Hendricks to use a portion of our allotted travel time on NetJets aircraft for personal use. Personal use of the aircraft by each of these two NEOs is limited to $157,000 of aggregate incremental cost per calendar year, inclusive of all incremental costs associated with any personal guests that may accompany him on flights. Excluded from this limitation on personal flight time is personal use of the aircraft where we request that family members or guests accompany Messrs. Zaslav or Hendricks on a business trip. Mr. Zaslav is also permitted to use the NetJets aircraft for some trips that are considered commuting for tax purposes but that we consider to be consistent with Company business requirements, as further explained below.

In general, we do not permit Mr. Zaslav to use the NetJets aircraft for commuting, which we view as flights between New York and Maryland that occur at the beginning or end of the work week. In some circumstances, however, we allow Mr. Zaslav to use the NetJets aircraft for travel between New York and Maryland if we determine that it supports our business needs. This situation generally arises because Mr. Zaslav is in Maryland at the beginning of the work week and is required to return to New York for a mid-week business commitment, or stays in New York for the beginning of the work week for a business commitment. In some cases, this type of travel may be reported as a perquisite in our Summary Compensation Table and may be considered “commuting” for tax purposes. To allow Mr. Zaslav to attend to the regular Company business commitments that he has in New York without limiting his travel options, we allow him to use NetJets aircraft for this type of travel. We also “gross up” any imputed income associated with travel that is approved for this treatment.

Family members may accompany Messrs. Zaslav and Hendricks on authorized NetJets business flights at no aggregate incremental cost to the Company. For 2010, we provided a gross-up to Messrs. Zaslav and Hendricks to cover taxes for imputed income arising when a family member accompanied the executive on business travel at the request of the Company. In addition, we provided Mr. Zaslav a gross-up to cover taxes arising from his mid-week travel that we treated as commuting.

Mobile Access. We reimburse Messrs. Zaslav and Hendricks for limited home office expenses, including monthly satellite, cable and related television charges and Internet access.

Car Allowance. We provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

For more information regarding the perquisites provided in 2010 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Clawback Policy

In 2010, the Committee adopted a “clawback” policy. Under this policy, in addition to any other remedies available to the Company (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, the Company may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from the Company in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

EXECUTIVE COMPENSATION

The following tables set forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (computed in accordance with the SEC’s rules) who were serving as executive officers as of December 31, 2010.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
David M. Zaslav	2010		2,000,000	—	20,333,632	15,412,996	4,410,000	432,668	(5)	42,589,296
President and Chief Executive Officer	2009		2,000,000	—	—	5,483,457	3,900,000	272,393		11,655,850
	2008		2,000,000	3,500,000	—	2,071,456	—	298,874		7,870,330

Bradley E. Singer	2010		988,383	—	850,011	850,003	1,342,206	49,292		4,079,895
Senior Executive Vice President and Chief Financial Officer	2009		846,731	—	—	2,282,745	1,458,986	1,170,780	(6)	5,759,242
	2008	*	328,846	605,000	—	3,797,572	—	618,324		5,349,742

John S. Hendricks	2010		1,000,000	—	—	7,697,561	588,000	260,864	(7)	9,546,425
Founder and Chairman of the Board	2009		1,000,000	—	—	15,459,181	600,000	238,327		17,297,508
	2008		1,000,000	800,000	—	36,066,998	—	240,603		38,107,601

Mark G. Hollinger	2010		1,000,000	—	1,500,013	1,500,001	1,551,208	51,495		5,602,717
President and CEO, Discovery Networks International(8)	2009		1,000,000	—	—	3,453,927	1,587,520	48,530		6,089,977
	2008		1,000,000	—	—	2,450,499	1,534,800	28,280		5,013,579

Peter Liguori(9)	2010	*	919,231	200,000	1,250,027	1,250,003	1,090,964	222,330	(10)	4,932,555
Chief Operating Officer

*	Partial year.

(1)	The dollar amounts in this column represent the grant date fair value compensation expense, computed in accordance with FASB ASC Topic 718, of performance restricted stock unit (“PRSU”) awards. For each of the PRSU awards, the grant date fair value is calculated using the closing price of our Series A common stock on the grant date as if these awards were fully vested and issued on the grant date. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the “Grants of Plan-Based Awards in 2010” table below for information on PRSU awards made in fiscal 2010.

(2)	The dollar amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the DAP awards, cash-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. See Note 13 to our Annual Report on Form 10-K for information regarding the assumptions used in determining the value of the option awards. For the DAP awards and cash-settled stock appreciation rights, we also calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 13 to our Annual Report on Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.

(3)	These amounts reflect the cash performance awards earned by the applicable NEO under Discovery’s 2005 Incentive Plan, which is more fully described under “Compensation Discussion and Analysis—Compensation Decisions—2010 ICP, Paid Out in March 2011” above. The 2010 award amounts were determined and paid out during the first quarter of 2011, the 2009 award amounts were determined and paid out during the first quarter of 2010 and the 2008 awards were determined and paid out during the first quarter of 2009.

(4)	We offer executives basic life insurance as well as executive level disability and long-term care coverage. We also offer matching contributions to an executive’s 401(k) plan and contributions to the supplemental retirement plan, subject to certain limitations. Below are the payments made on behalf of the NEOs to the foregoing plans in 2010:

	Basic Life ($)	Disability/Long Term Care ($)	Matching Contributions
			401(k) ($)	SRP ($)
Mr. Zaslav	1,020	5,529	11,025	33,975
Mr. Singer	1,014	3,801	11,025	33,452
Mr. Hendricks	1,020	0	11,025	33,975
Mr. Hollinger	1,020	5,475	11,025	33,975
Mr. Liguori	935	4,124	813	30,340

For more information regarding these benefits, please see “Compensation Discussion and Analysis—Retirement Benefits” and “—Health, Welfare and Other Personal Benefits” above.

(5)	This amount includes $157,000 for personal use of aircraft (including family travel and flights deemed commuting for which Mr. Zaslav is not provided a tax gross-up), $133,404 for travel that is treated for tax purposes as commuting but we consider business travel and family travel at our request for business purposes and $17,982 for related tax gross-ups for the commuting and family travel. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits—Aircraft Usage; Related Gross-Up” above for more information regarding our policies regarding Mr. Zaslav’s use of our allotted travel on the NetJets aircraft. Also includes $2,106 for non-flight travel and $1,810 for related tax gross-ups. Also included in the table are $16,800 for a car allowance and $11,719 in respect of home office expenses. The table also includes $40,299 for personal security services provided to Mr. Zaslav following the security incident at our headquarters on September 1, 2010. After consulting with an independent security company, we determined that it would be in our best interests to provide Mr. Zaslav with enhanced security for a period of time.

(6)	Includes $406,063 in relocation expenses and $725,937 in associated tax gross-ups. These amounts plus the $618,000 reported for 2008 comprise the total $1,750,000 in relocation expenses and associated tax gross-ups to which Mr. Singer was entitled pursuant to his employment contract.

(7)	This amount includes $153,243 for personal use of aircraft for which Mr. Hendricks is not provided a tax gross-up, $5,004 for family travel at our request for business purposes and $4,245 for related tax gross-ups for the family travel. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits—Aircraft Usage; Related Gross-Up” above for more information regarding our policies regarding Mr. Hendricks’ use of our allotted travel on the NetJets aircraft. Also included in the table is $2,204 in respect of home office expenses and $50,149 for a split-dollar life insurance policy.

(8)	Mr. Hollinger was named President and Chief Executive Officer of Discovery Networks International in December 2009. Prior to that time, he was the Chief Operating Officer of Discovery.

(9)	Mr. Liguori joined the Company on January 19, 2010.

(10)	Mr. Liguori was reimbursed in 2010 for costs associated with his relocation to the Washington, D.C. metropolitan area. Mr. Liguori’s relocation and transition benefits include travel expenses between California and the Washington, D.C. metropolitan area, rental of a corporate apartment in the Washington, D.C. metropolitan area and transportation of a personal vehicle from California. Discovery has reimbursed Mr. Liguori for these expenses in the amount of $55,554 in 2010. This amount also includes $14,861 for travel that is treated for tax purposes as commuting but considered business travel and $8,609 for related tax gross-ups for the commuting expenses and amounts with respect to personal travel and parking. Pursuant to the terms of Mr. Liguori’s employment agreement, Discovery has also made a miscellaneous expense payment to Mr. Liguori in the amount of $100,000, to defray, in part, costs such as furniture rental and purchase of needed household items.

Grants of Plan-Based Awards in 2010

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				Estimated Possible Payouts Under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
David M. Zaslav	1/2/2010										1,861,473	(2)	31.69	15,412,996
	3/15/2010					508,498	(3)	627,775	(3)				—	20,333,632
	(1)		4,500,000		8,000,000
Bradley E. Singer	3/15/2010										71,309	(4)	32.39	850,003
	3/15/2010					20,994	(5)	26,243	(5)				—	850,011
	(1)		993,950		3,975,800
John S. Hendricks	10/1/2010										497,071	(6)	43.27	7,697,561
	(1)		600,000		4,000,000								—
Mark G. Hollinger	3/15/2010										125,839	(4)	32.39	1,500,001
	3/15/2010					37,049	(5)	46,311	(5)					1,500,013
	(1)		1,100,000		4,000,000								—
Peter Liguori	3/15/2010										104,866	(4)	32.39	1,250,003
	3/15/2010					30,874	(5)	38,593	(5)					1,250,027
	(1)		950,700	(7)	3,802,800								—

(1)	These amounts reflect the possible payouts with respect to awards of annual cash bonus under the Stock Plan (as defined herein) for performance in 2010. Each NEO is assigned a target bonus amount and is eligible to receive an annual cash bonus award of up to 400% of base salary for Mr. Zaslav and 250% of base salary for all other NEOs, subject to the Subcommittee’s authority to exercise “downward discretion.” The amounts of annual cash bonus awards actually paid for performance in 2010 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual cash bonus awards and the factors used by the Subcommittee in exercising its downward discretion, please see “Compensation Discussion and Analysis—2010 Compensation Decisions—Annual Cash Bonus Awards.”

(2)	Reflects the number of units granted under a DAP award. The award vests as to 25% of the units on each anniversary of the grant date and is automatically payable in cash following vesting.

(3)	This amount represents PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is based on three-year performance metrics. A full tranche of the PRSUs will be earned only upon full (100%) achievement of the target for each performance metric. If Mr. Zaslav’s performance relative to the targets is less than 80% of such targets, then no portion of the tranche will be earned; and if Mr. Zaslav’s performance relative to the targets is between 80% and 100%, then the amount of the tranche earned shall be prorated from 0% to 100%. To the extent a tranche is earned, 60% will be paid in the year following the end of the three-year performance period. The remaining 40% of each earned tranche will be distributed as follows: (a) if Mr. Zaslav remains employed as our chief executive officer after February 1, 2015, in three equal installments in each of 2015, 2016 and 2017, or (b) if Mr. Zaslav separates from service on or prior to February 1, 2015, in two equal installments in each of 2015 and 2016. For more details regarding vesting and performance criteria for these PRSUs, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation”.

(4)	These amounts represent stock options that will vest 25% per year for four years on the anniversary of the grant date and expire on March 15, 2017.

(5)	These amounts represent PSRU awards. The PRSUs vest if we achieve certain three-year performance targets. Of the grant, 50% will be distributed on each of the third and fourth anniversaries of grant, assuming the achievement of the three-year performance targets. For more information regarding these awards, including the performance targets, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation”.

(6)	These amounts represent stock options that will vest 25% per year for four years beginning on the first anniversary of the grant date and expire on October 10, 2018.

(7)	Target and maximum adjusted as a result of partial year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Grant Date Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Zaslav	—	1,190,198	14.81	(1)
	—	597,962	22.91	(1)
	—	1,116,883	14.34	(1)
	—	1,861,473	31.69	(1)
						627,775	(2)	20,333,632

Bradley E. Singer	314,185	404,186	17.72	10/01/2015	(3)
	—	255,000	15.34	03/10/2016	(4)
	—	71,309	32.39	03/15/2017	(5)
						26,243	(6)	850,011

John S. Hendricks	—	497,071	25.95	(1)
	1,824,144	2,854,145	14.53	10/01/2018	(7)
	311,141	933,426	28.91	10/01/2018	(8)
	—	497,071	43.27	10/01/2018	(9)

Mark G. Hollinger	—	59,769	25.95	(1)
	—	461,314	15.34	06/10/2012	(10)
	—	125,839	32.39	03/15/2017	(5)
						46,311	(6)	1,500,013

Peter Liguori	—	104,866	32.39	03/15/2017	(5)
						38,593	(6)	1,250,027

(1)	These awards were made under the DAP. Each award vests as to 25% on each anniversary of its grant date and is payable in cash. DAP awards have no expiration date and payment is made in cash in connection with vesting.

(2)	This amount represents PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. Under the agreement, the vesting of these PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Executive Compensation Arrangements—Zaslav Employment Agreement”.

(3)	These stock options vest in four equal annual installments beginning on July 15, 2009.

(4)	These stock options vest in four equal annual installments beginning on March 10, 2010.

(5)	These stock options vest in four equal annual installments beginning on March 15, 2011.

(6)	These amounts represent PRSUs. Award of the PRSUs is dependent on the achievement of three-year performance metrics. If the performance targets are met, the award vests 50% after the third year and 50% after the fourth year. For more information regarding these awards, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation”.

(7)	These stock options vest in four equal annual installments beginning on October 1, 2009.

(8)	These stock options vest in four equal annual installments beginning on October 1, 2010.

(9)	These stock options vest in four equal annual installments beginning on October 1, 2011.

(10)	These stock options vest 33% on the first and second anniversaries of the March 10, 2009 grant date and 34% on the third anniversary.

Discovery Appreciation Plan

Generally. The Discovery Appreciation Plan, or DAP, is a long-term incentive plan that was, before we became a public company, designed to permit our employees to participate in increases in the market value of the Series A common stock of Discovery’s predecessor, DHC. Upon joining us or, in some cases, being promoted, each qualifying employee received a DAP award. These awards consisted of a number of units which represented an equivalent number of shares of DHC Series A common stock and a base price which was determined based on 110% of the average of the closing stock prices of the DHC Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the grant date and the 10 trading days immediately following the grant date. Each award vests as to 25% of the units on each of the four anniversaries of the date of grant.

The 110% premium was designed to reflect the assessment of the negative impact on the DHC trading price as a result of the corporate structure that meant DHC’s results did not reflect 100% of Discovery’s performance. The DAP was amended to eliminate the 110% premium for DAP awards made after we became a public company and the DAP began to track the value of our Series A common stock. After we became a public company, we began making awards under the Stock Plan and no new DAP awards were made to NEOs, except that we continue to make DAP award to Mr. Zaslav pursuant to the terms of his employment agreement. Each of Messrs. Hendricks and Hollinger received DAP awards prior to the time we became a public company and they will continue to receive payouts for the four years after the date each DAP award was made, subject to the terms and conditions of the DAP. Neither Mr. Singer nor Mr. Liguori receive any DAP awards.

Award Provisions. The DAP provides that upon termination of employment for cause (as defined in the DAP), a participant’s units, whether vested or unvested, are forfeited. If a participant voluntarily or involuntarily (other than for cause) terminates employment other than for death, disability or retirement, all unvested units are forfeited. In the case of the participant’s voluntary termination of employment other than for retirement, 100% of the value of vested units will be paid if the participant signs a general release that includes a covenant not to compete and abides by such agreements as provided in the DAP, and, if not, only 75% of the value of the vested units will be paid. If a participant is involuntarily terminated other than for cause, the participant would be paid for all vested DAP awards. Vesting of 100% of units generally is accelerated in the event that (1) a participant dies, becomes disabled, or retires, (2) a participant’s employment is terminated other than for cause within twelve months of a change in control (as defined in the DAP), or (3) the DAP is terminated. Under the DAP, a participant may retire and qualify for accelerated vesting, in general, after attainment of age 62 with five years of service.

The DAP’s provisions for vesting or forfeiture of units on termination of employment in various circumstances as described above govern the DAP awards made to the NEOs unless otherwise provided in employment or other agreements with them. Please see “—Executive Compensation Arrangements” and “—Potential Payments Upon Termination or Change in Control” below for a description of these agreements.

Option Exercises and Stock Vested in 2010

	Option Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)
David M. Zaslav	1,861,473	(2)	33,895,594
Bradley E. Singer	175,000	(3)	3,762,804
John S. Hendricks	1,527,071	(4)	37,401,485
Mark G. Hollinger	705,759	(5)	15,104,564
Peter Liguori	—		—

(1)	Represents cash actually received with respect to DAP units and cash settled SARs and the spread from stock option exercises listed in corresponding column of the table.

(2)	Represents (i) the vesting and automatic exercise of 1,190,198 units of Mr. Zaslav’s January 2, 2007 DAP grant and 298,981 units of his January 2, 2008 DAP grant, for $27,436,293; and (ii) the vesting and automatic exercise of 372,294 units of Mr. Zaslav’s January 2, 2009 DAP grant, for $6,459,301.

(3)	Represents (i) the exercise of 90,000 of Mr. Singer’s October 1, 2008 stock options, for $1,834,434; and (ii) the exercise of 85,000 of his March 10, 2009 stock options, for $1,928,370.

(4)	Represents (i) the vesting and automatic exercise of 497,071 units of Mr. Hendricks’ October 1, 2007 DAP grant, for $8,649,035; and (ii) the exercise of 1,030,000 of his October 1, 2008 stock options, for $28,752,450.

(5)	Represents (i) the vesting and automatic exercise of 74,514 units of Mr. Hollinger’s December 5, 2006 DAP grant for $2,379,232; (ii) the vesting and automatic exercise of 59,768 units of Mr. Hollinger’s October 1, 2007 DAP grant for $1,299,356; (iii) the vesting and automatic exercise of 74,514 of his December 5, 2008 cash settled SARs, and the vesting and automatic exercise of 269,750 of his October 1, 2008 cash settled SARs, for $6,193,368; (iv) the exercise of 150,000 of his March 10, 2009 stock options, for $3,399,000 and (v) the exercise of 77,213 of his March 10, 2009 stock options, for $1,833,608.

Nonqualified Deferred Compensation(1)

Name	Executive Contributions in last fiscal year ($)		Registrant Contributions in last fiscal year ($)(3)	Aggregate Earnings in last fiscal year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/10 ($)
David M. Zaslav	8,675,394	(2)	33,975	472,892	—	12,224,434
Bradley E. Singer	—		33,452	6,761	—	73,465
John S. Hendricks	—		33,975	54,975	—	536,932
Mark G. Hollinger	150,000	(4)	33,975	156,208	—	1,232,845
Peter Liguori	—		30,340	2	—	30,343

(1)	This table provides information with respect to the Supplemental Retirement Plan for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—Retirement Benefits” above.

(2)	This amount relates to a payment in respect of a vested DAP award.

(3)	These amounts are reported under “All Other Compensation” for 2010 in the Summary Compensation Table.

(4)	This amount is reported under “Salary” for 2010 in the Summary Compensation Table.

Executive Compensation Arrangements

Zaslav Employment Agreement

We have an employment agreement with David Zaslav, our President and Chief Executive Officer. The agreement was entered into for an original term of five years commencing on January 2, 2007, with automatic one year extensions (subject to termination by either party prior to the commencement of an extension period). On September 9, 2009, we entered into an addendum to this employment agreement, which extended the term of the employment agreement through February 1, 2015, among other changes. Pursuant to the employment agreement, Mr. Zaslav was entitled to and did receive a base salary of $2 million per annum. In 2010, Mr. Zaslav’s salary continues to be $2 million. Under the terms of the addendum, his base salary will be increased to $3 million, commencing on January 1, 2011.

Under the terms of the original agreement, Mr. Zaslav was entitled to receive a guaranteed annual bonus, equal to $1 million for each of 2010 and 2011, plus the opportunity to earn a performance-based bonus in excess of the guaranteed bonus amount applicable to a particular year, dependent on the achievement of qualitative and quantitative performance criteria. Pursuant to the terms of the addendum, there is no longer a guaranteed bonus amount during the term of the agreement. Mr. Zaslav’s annual incentive compensation plan target amount for 2010 was increased from $4 million, with a guarantee of $1 million, to $4.5 million, with no guaranteed amount. Under the agreement, there are annual increases of $500,000 in the target bonus amount from 2011 through 2014. The actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance criteria. For 2010, Mr. Zaslav received an annual performance bonus of $4.41 million. The Compensation Committee determined the amount of Mr. Zaslav’s bonus for 2010 on achievement of quantitative and qualitative performance goals, and will continue to determine Mr. Zaslav’s annual bonuses going forward.

Pursuant to the addendum, Mr. Zaslav is eligible to receive three tranches of PRSUs for our Series A common stock, granted within the first 90 days of each of 2010, 2011 and 2012. The number of PRSUs for each tranche will be calculated as follows: (a) 333,333 PRSUs (333,334 in 2012) plus (b) the number of units calculated by dividing $8 million by the fair market value of our Series A common stock, as follows: for the 2010 tranche, on the effective date of the addendum and for the 2011 and 2012 tranches, on the first business day of the applicable year, provided that the number of PRSUs in each tranche attributable to this clause (b) will not exceed 800,000. Under this formula, the 2010 tranche consisted of 627,775 PRSUs. The performance period for the tranches will be as follows: for 2010, 3-year performance goals were set in 2010 for performance from 2010 to 2012; for 2011, 3-year performance goals were set in 2011 for performance from 2011 to 2013; and for 2012, 3-year performance goals will be set in 2012 for performance from 2012 to 2014. Performance will be measured cumulatively during the applicable 3-year performance period, so that to the extent there are individual year targets within the 3-year performance period, the failure to meet a target for any individual year in the 3-year performance period will not eliminate the opportunity to earn the full tranche of PRSUs through performance in the later years. The review of performance relative to the performance metrics for each 3-year performance period shall be completed within thirty days of the delivery of our audited financial statements for the last year of such 3-year performance period. The achievement of the performance metrics will be determined by the Compensation Committee. The full tranche of the PRSUs shall be earned only upon full (100%) achievement of the target for each performance metric. If Mr. Zaslav’s performance relative to the targets is less than 80% of such targets, then no portion of the tranche will be earned; and if Mr. Zaslav’s performance relative to the targets is between 80% and 100%, then the amount of the tranche earned shall be prorated from 0% to 100%.

The Compensation Committee will determine the portion of the tranche which has been earned based on performance. To the extent a tranche is earned, 60% will be paid in the year following the end of the 3-year performance period. The remaining 40% of each earned tranche will be distributed as follows: (a) if Mr. Zaslav remains employed as our chief executive officer after February 1, 2015, in three equal installments in each of 2015, 2016 and 2017, or (b) if Mr. Zaslav separates from service on or prior to February 1, 2015, in two equal installments in each of 2015 and 2016. In the event that our financial statements for any year during a 3-year performance period are restated within five years following the close of such three-year performance period, then the Compensation Committee will re-determine whether, and the extent to which, the performance metrics for such 3-year period were achieved based on the restated financial statements. If we previously delivered too few shares of stock in settlement of the PRSUs, we will deliver the additional shares to Mr. Zaslav, and if we previously delivered too many shares of stock in settlement of the PRSUs, Mr. Zaslav will deliver the excess shares to us.

If Mr. Zaslav’s employment is terminated as a result of his death or “disability”, or by Mr. Zaslav for “good reason” or by us other than for “cause” (in each case, as defined in the agreement): (a) prior to December 31, 2012, then the 2010 tranche of PRSUs will continue to remain outstanding and Mr. Zaslav will earn such PRSUs based upon actual performance through December 31, 2012; and (b) prior to December 31, 2014, then Mr. Zaslav shall be entitled to a pro-rata portion of the 2011 and 2012 tranches of PRSUs based upon actual performance through the date of termination, provided that (a) the maximum number of PRSUs in each tranche which may be earned is limited to 1/3 multiplied by the number of full or partial years completed for the performance period (for example, if Mr. Zaslav is terminated other than for “cause” during 2012, the pro-rated vesting cannot exceed 2/3 of the 2011 tranche and 1/3 of the 2012 tranche); and (b) if such termination is prior to the grant date for a tranche, then the tranche will not be granted. Notwithstanding the foregoing, if within 12 months after a “change in control” (as defined in the addendum) Mr. Zaslav’s employment is terminated by us other than for “cause” or by Mr. Zaslav for “good reason”, or if Mr. Zaslav voluntarily resigns within 12 months after a “change in control”, then the outstanding PRSUs (for which the performance period has not expired) will become fully vested as of the date of termination (regardless of actual performance).

During 2010, Mr. Zaslav was entitled to limited personal use of aircraft under Discovery’s NetJets agreement. Mr. Zaslav is also entitled to other perquisites, such as a monthly car allowance and certain mobile technology, as well as the ability to participate in all employee benefit plans available to Discovery’s senior executive group. Mr. Zaslav is entitled to four weeks of vacation each year.

On his start date, Mr. Zaslav received a DAP award with respect to 4 million units pursuant to the terms of his agreement. The terms of this award are substantially similar to the standard terms of the DAP awards described in “—Discovery Appreciation Plan” above, except as to the accelerated vesting described below and Mr. Zaslav’s right to receive replenishment grants on each maturity date of his original award. If Mr. Zaslav is terminated without “cause” or he terminates his employment for “good reason” (in each case, as defined in the agreement), his DAP awards all accelerate. One-half of Mr. Zaslav’s DAP awards will be valued as of the date of termination with the remaining one-half being valued as of their respective regular maturity dates or the date of termination, whichever is earlier, in each case for purposes of determining the amount and timing of the payments to be made to him.

Upon any termination of his employment, Mr. Zaslav is entitled to all accrued and unpaid salary and bonus, accrued and unused vacation days and benefits accrued under our welfare and retirement plans. In addition, Mr. Zaslav is entitled to certain severance payments in the event he is terminated without “cause” or by reason of death or disability or he terminates his employment for “good reason” (in each case, as defined in the agreement). The payment of Mr. Zaslav’s severance is conditioned on his execution of a release in favor of Discovery. For more information regarding these provisions, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to Mr. Zaslav’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter.

Singer Employment Agreement

We entered into an employment agreement with Brad Singer, our Senior Executive Vice President and Chief Financial Officer, for an original term of three years commencing on July 15, 2008, with one automatic three year extension (subject to termination by either party prior to the commencement of an extension period). The agreement provided Mr. Singer a base salary of $750,000 per annum, subject to annual increases in accordance with our standard practices and procedures. Under this agreement, Mr. Singer was also eligible to receive an annual performance bonus with a payment target of 75% of his base salary. We entered into an amendment of the employment agreement, effective July 1, 2009, pursuant to which (i) Mr. Singer’s base salary was increased from $765,000 to $965,000 effective July 20, 2009 and (ii) Mr. Singer’s annual incentive payment target was increased from 75% of base salary to 100% of base salary, effective for fiscal year 2009 and for the balance of the term of Mr. Singer’s employment under the agreement. For fiscal year 2010, Mr. Singer was entitled to and did receive salary of $988,383, and received an annual performance bonus of $1,342,206.

Mr. Singer is also entitled to participate in employee benefit plans available to executives at his level at the Company.

In the event that Mr. Singer is terminated without “cause” (including by contract non-extension) or he terminates his employment for “good reason,” he is entitled to payment of his base salary for the remainder of his employment term, but not less than 12 months’ base salary, pro-rated bonus and vesting of his sign-on option grant. These payments are conditioned on his execution of a release in favor of Discovery. Mr. Singer also is entitled to payment on death or disability as provided in the agreement. For more information regarding these provisions, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to Mr. Singer’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter.

Hendricks Employment Agreement

Mr. Hendricks is employed pursuant to a letter agreement dated July 30, 2008 (the “Hendricks Letter”). The Letter Agreement is effective as of September 17, 2008 and specifies that it will apply for a period of ten years, unless terminated by the Company prior to the end of the term. Under the Letter Agreement, Mr. Hendricks reports solely to the Board of Directors and is employed “at will,” meaning that his employment may be terminated at any time by the affirmative vote of a majority of the members of the Board. Pursuant to this agreement, Mr. Hendricks is entitled to receive a base salary of $1 million and he is eligible to receive annual incentive compensation with a payment target of 60% of his base salary; each is subject to annual adjustment by the Board. The amount of actual incentive compensation is determined by the Compensation Committee in its sole discretion. For 2010, Mr. Hendricks received annual incentive compensation in the amount of $588,000.

Mr. Hendricks is entitled to participate in all employee benefit plans available to Discovery’s senior executive group.

We also entered into an Equity Stake Transition Agreement with Mr. Hendricks, dated November 5, 2008, in connection with Discovery’s transition to a public company. This agreement specifies that units previously awarded to Mr. Hendricks under the DAP will be paid out without application of the 110% multiplier premium that otherwise would apply to the ending value of the units.

The Equity Stake Transition Agreement also requires that we make grants of non-qualified stock options to Mr. Hendricks upon vesting of Mr. Hendricks’ units under the DAP in 2008, 2009, 2010 and 2011, one-for-one, with an exercise price for the Stock Option awards of the fair market value on the date of grant. The Stock Option awards vest in four equal installments, 25% each year on the first four anniversaries of the date of grant. Each of the awards will expire in October 2018, on the anniversary date of the date of the applicable grant.

Upon any termination of his employment, Mr. Hendricks is entitled to all accrued and unpaid salary and bonus, accrued and unused vacation days and benefits accrued under our welfare and retirement plans. In addition, Mr. Hendricks is entitled to immediate vesting of stock options granted under the DAP in the event he is terminated without “cause” or by reason of death or disability or he terminates his employment for “good reason” (in each case, as defined in the Equity Stake Transition Agreement). The right to exercise any stock options so vested is conditioned on his execution of a release in favor of Discovery and execution of and compliance with a noncompetition covenant. For more information regarding these provisions, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the Equity Stake Transition Agreement, Mr. Hendricks is subject to customary post-termination restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality.

Hollinger Employment Agreement

Mark Hollinger, President and CEO of our Discovery Networks International division, does not have an employment agreement with us.

Liguori Employment Agreement

We entered into an employment agreement with Peter Liguori, our Chief Operating Officer, in December 2009. The term of employment is for three years beginning on January 19, 2010. The employment agreement may be renewed by the parties for an additional one-year term. Pursuant to the employment agreement, Mr. Liguori’s initial base salary was $1,000,000 per annum, with future salary increases to be reviewed and decided in accordance with the Company’s standard practices and procedures for similarly situated employees. Mr. Liguori received a signing bonus of $200,000. Mr. Liguori is also eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 100% of his then-current base salary. There is no guaranteed bonus amount. For 2010, Mr. Liguori received an annual bonus of $1,090,964.

Mr. Liguori’s employment agreement required that we recommend him for awards of Stock Options and PRSUs during the first 90 days of 2010, in a total target value of $2.5 million. On March 15, 2010, the Subcommittee approved a Stock Option award with a fair market value of $1.25 million and an award of PRSUs with a fair market value of $1.25 million, as further described in “Compensation Discussion and Analysis—Long-Term Incentive Compensation,” above.

Mr. Liguori is also eligible for benefits under the Company’s relocation policy for executives at his job level for a relocation in 2011 or 2012. In addition to the benefits under the relocation policy, the Company has provided Mr. Liguori certain transition benefits, including a miscellaneous expense payment of $100,000, designed to defray, in part, costs such as transitional housing, furniture rental and the purchase of needed household items. The Company has also agreed to reimburse Mr. Liguori for travel expenses between his home in Los Angeles and our Maryland headquarters during the period before he relocates. These travel benefits are limited to up to $40,000 for travel expenses incurred in 2010, up to $40,000 for travel expenses incurred in 2011 and up to $20,000 for travel expenses incurred in 2012. The Company also provided Mr. Liguori with a corporate apartment in the Washington, D.C. area for the first six months of his employment at a monthly cost of $5,000.

Because business needs required Mr. Liguori’s presence in the Los Angeles area for an extended period of time, we entered into an amendment of Mr. Liguori’s employment agreement, dated July 1, 2010, pursuant to which Mr. Liguori’s primary place of business was deemed to be our Los Angeles office for the period from July through December 2010. Under this amendment, we agreed to reimburse Mr. Liguori for the cost of his Washington, D.C. apartment for that period of time, up to a maximum amount of $5,200 per month.

If the Company offers renewal of his employment agreement on terms no less favorable than those contained in the agreement, and Mr. Liguori declines, Mr. Liguori would be required to repay the Company an amount equivalent to the benefits under the relocation policy described above that were incurred within 12 months prior to the end of the term of Mr. Liguori’s employment.

Under Mr. Liguori’s employment agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he terminates for “good reason” (in each case, as defined in the agreement). The payment of Mr. Liguori’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Liguori that we will not extend his employment for any applicable period, Mr. Liguori is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to Mr. Liguori’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan are also included below, except severance benefits payable to Messrs. Hendricks and Hollinger under our generally-applicable plans, which are described below. Amounts that could be recognized under equity awards that were vested as of December 31, 2010 are also not included below, as the treatment of the vested awards for our NEOs is identical for all employees under the termination scenarios described in this section. Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “—Definitions” below. The quantitative examples provided below are premised on:

•	the applicable NEO ceasing to be employed by Discovery as of December 31, 2010;

•

for Stock Option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and $41.70, the closing price of our Series A common stock on December 31, 2010;

•

for awards under the DAP made prior to September 17, 2008, except for awards made to Mr. Hendricks, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested DAP units granted by the difference between the measurement price and $45.80, calculated by using the average price of our Series A common stock on the ten days preceding and including December 31, 2010, and the ten trading days thereafter and applying the 110% premium that was required under the DAP for those awards;

•

for awards under the DAP made after September 17, 2008, and for all awards made to Mr. Hendricks, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested DAP units granted by the difference between the measurement price and $41.64, calculated by using the average price of our Series A common stock on the ten days preceding and including December 31, 2010, and the ten trading days thereafter without applying any premium;

•	each NEO not meeting the definition of “retirement” in the applicable agreements and plans as of December 31, 2010;

•	all accrued salary at that assumed termination date having previously been paid; and

•	all accrued vacation for 2010 having been used.

David M. Zaslav

By Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason. If Mr. Zaslav’s employment is terminated by Discovery other than for death, disability or “cause” as defined in his employment agreement or by Mr. Zaslav for “good reason,” Mr. Zaslav’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) an amount equal to one-twelfth the average of Mr. Zaslav’s then-current annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the severance period, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the severance period, as defined below, payable over the course of the severance period consistent with our normal payroll practices;

(4) accelerated vesting and payment for all of his outstanding DAP awards; and

(5) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav and his family until the expiration of the severance period (or the earlier eligibility of such persons for coverage by a subsequent employer of Mr. Zaslav or when COBRA rights otherwise expire).

The severance period applicable to a December 31, 2010 termination was 24 months. Under Mr. Zaslav’s employment agreement, the severance period for a termination without cause or termination by Mr. Zaslav for “good reason” within 12 months following a change in control of Discovery would be the lesser of 36 months or the number of full calendar months remaining in the term of the agreement (which currently extends until February 1, 2015). In addition, Mr. Zaslav has the right to reduce his severance period to 12 months in all events in exchange for a reduction in the period of his non-competition covenant to one year from termination.

By Reason of Death or Disability. Mr. Zaslav’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) payment for his DAP awards, in a lump sum, in accordance with the terms of the DAP (which provides for acceleration of vesting in such event); and

(4) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav, if applicable, and his family for so long as they remain eligible to receive COBRA benefits.

As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

By Discovery for Cause; By Mr. Zaslav Other than for Good Reason. If Mr. Zaslav’s employment is terminated by us for “cause” or by Mr. Zaslav other than for “good reason” (in each case, as defined in his employment agreement), his employment agreement entitles him to receive all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans. If such termination was effected by us for “cause,” or by Mr. Zaslav other than for “good reason,” Mr. Zaslav forfeits all rights under his DAP awards (regardless of whether all or any portion of the award is then vested or unvested).

The following table summarizes the potential benefits that would be paid to Mr. Zaslav had termination of his employment occurred under any of the circumstances described above as of December 31, 2010:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	4,000,000	6,000,000	0
Bonus	0	4,500,000	11,900,000	15,600,000	0

Equity:
DAP Awards	0	99,888,021	99,888,021	99,888,021	0
PRSU	0	8,726,073	8,726,073	8,726,073	0

Benefits:
COBRA premiums	0	40,430	40,430	40,430	0

Bradley E. Singer

By Discovery Other than for Death, Disability or Cause; By Mr. Singer for Good Reason. If Mr. Singer’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Singer for “good reason,” Mr. Singer’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans; and

(2) base salary for the duration of the term of the agreement, which expires on July 15, 2011, unless renewed by the parties.

Notwithstanding the foregoing, in the event Mr. Singer’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Singer with a higher sum than these arrangements, Mr. Singer will be entitled to such higher sum.

In addition, all of Mr. Singer’s outstanding options under his sign-on stock option award will vest and become exercisable for a period ending 150 days from the date on which Mr. Singer’s employment is terminated without “cause or by Mr. Singer for “good reason,” in accordance with the terms and conditions of the award agreement. Mr. Singer’s other 2009 and 2010 stock option awards are subject to the general terms and conditions of the Stock Plan and the award agreement, which is consistent with the award agreements for other Stock Plan participants and provides that, in the event of a termination without “cause,” the stock options will remain or become exercisable as if Mr. Singer had remained employed through any exercisability dates occurring the 90 days after Mr. Singer’s termination date.

Further, the payments described above are conditioned on Mr. Singer executing a release in our favor.

By Reason of Death or Disability. Mr. Singer’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Singer’s then-current annual bonus, based on the portion of the calendar year during which Mr. Singer was employed by us, payable within 30 days of Mr. Singer’s termination from employment; and

(3) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Singer is no longer disabled or reaches age 65, whichever occurs first.

In addition, in accordance with the terms of the Stock Plan and implementing award agreements, Mr. Singer’s outstanding options will become fully exercisable in the event of his termination for death or disability and will expire on the first anniversary of the termination of his employment by reason of his death or disability.

By Discovery for Cause. If Mr. Singer’s employment is terminated by us for “cause” as defined in his employment agreement, his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested stock options will be forfeited and all of Mr. Singer’s options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would be paid to Mr. Singer had termination of his employment occurred under any of the circumstances described above as of December 31, 2010:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	993,950	993,950	993,950	0
Bonus	0	993,950	993,950	993,950	993,950	0

Equity:
Stock Options	0	24,612,223	15,026,374	12,642,208	24,612,223	0
PRSU	0	0	0	0	1,094,333	0

John S. Hendricks

If Mr. Hendricks’ employment is terminated by Discovery other than for death, disability, or “cause” (as those terms are defined in the Equity Stake Transition Agreement and Discovery’s Pioneer severance plan), he would be entitled to the following payments:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 270 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) in the case of termination without cause, accelerated vesting of all of his outstanding stock options;

(4) severance pay derived by calculating four weeks of Mr. Hendricks’ base salary as of the termination date for each year of service, capped at 24 months of severance pay; and

(5) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Hendricks (and, if he is enrolled for family coverage at the time of termination, his family) for six months.

The prorated bonus, severance pay and COBRA premiums are conditioned on Mr. Hendricks executing a release in our favor.

By Reason of Death or Disability. Under the Equity Stake Transition Agreement and our compensation programs, Mr. Hendricks would be entitled to payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 180 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments; and

(3) accelerated vesting of all of his outstanding stock options;

In addition, in accordance with the terms of the DAP, Stock Plan and implementing award agreements, Mr. Hendricks’ outstanding DAP awards will become fully exercisable in the event of his termination for death or disability and will expire on the first anniversary of the termination of his employment by reason of his death or disability.

By Discovery for Cause. If Mr. Hendricks’ employment is terminated by us for “cause” as defined in the Equity Stake Transition Agreement, he will receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested stock options and DAP units will be forfeited and all of Mr. Hendricks’ options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would be paid to Mr. Hendricks had termination of his employment occurred under any of the circumstances described below as of December 31, 2010:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement, Death or Disability ($)	Involuntary Termination Without Cause ($)	Involuntary Termination Without Cause Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	2,000,000	2,000,000	0
Bonus	0	600,000	600,000	600,000	0

Equity:
DAP	0	9,901,654	0	9,901,654	0
Stock Options	0	171,012,224	171,012,224	171,012,224	0

Benefits:
COBRA Premiums	0	0	7,094	7,094	0

Mark G. Hollinger

Mr. Hollinger is not employed pursuant to an employment agreement with the Company. If Mr. Hollinger’s employment is terminated by Discovery other than for death, disability, or “cause” (as those terms are defined in the DAP, Stock Plan and U.S. severance plan), he would be entitled to the following payments under Discovery’s compensation plans:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 270 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) severance pay derived by calculating four weeks of Mr. Hollinger’s base salary as of the termination date for each year of service, capped at 39 weeks of severance pay; and

(4) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Hollinger (and, if he is enrolled for family coverage at the time of termination, his family) for the severance period (in Mr. Hollinger’s case, 39 weeks).

As a condition of receiving the severance benefits described above, Mr. Hollinger would be required to sign a general release in our favor.

By Reason of Death or Disability. Under our compensation programs, Mr. Hollinger would be entitled to payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans; and

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 180 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments.

In addition, in accordance with the terms of the DAP, Stock Plan and implementing award agreements, Mr. Hollinger’s outstanding DAP awards and options will become fully exercisable in the event of his termination for death or disability and will expire on the first anniversary of the termination of his employment by reason of his death or disability.

By Discovery for Cause. If Mr. Hollinger’s employment is terminated by us for “cause” as defined in the ICP, DAP and Stock Plan, he will receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested stock options and DAP units will be forfeited and all of Mr. Hollinger’s options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would be paid to Mr. Hollinger had termination of his employment occurred under any of the circumstances described below as of December 31, 2010:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination Without Cause Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	750,000	0	750,000	0
Bonus	0	1,100,000	1,100,000	0	1,100,000	0

Equity:
DAP Awards	0	1,190,598	0	0	1,190,598	0
Stock Options	0	13,331,798	6,373,009	13,331,798	13,331,798	0
PRSU	0	0	0	0	1,931,169	0

Benefits:
COBRA premiums	0	0	14,747	0	14,747	0

Peter Liguori

By Discovery Other than for Death, Disability or Cause; By Mr. Liguori for Good Reason. If Mr. Liguori’s employment is terminated by us other than for death, disability or “cause” or by Mr. Liguori for “good reason” (in each case, as defined in his employment agreement), Mr. Liguori’s employment agreement entitles him to receive severance payments for the following:

(1) current salary for the longer of the balance of the term of the employment agreement, six months, or the length of time for which Mr. Liguori would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect;

(2) the prorated portion of Mr. Liguori’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics); and

(3) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, provided that if the severance period is longer than 18 months, Mr. Liguori would be eligible to receive at the end of the 18 month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

His original employment term ends January 18, 2013, which may be renewed by the parties for an additional one-year term. If the Company does not elect to negotiate to renew the agreement, Mr. Liguori would be entitled to the severance benefits described above.

Under the terms of the employment agreement Mr. Liguori is eligible for benefits under the Company’s relocation policy for executives at his job level for a relocation that may occur in 2011 or 2012. If the Company offers renewal of his employment agreement on terms no less favorable than those contained in the agreement, and Mr. Liguori declines, Mr. Liguori would be required to repay the Company an amount equivalent to the benefits under the relocation policy described above that were incurred within 12 months prior to the end of the term of Mr. Liguori’s employment.

Notwithstanding the foregoing, in the event Mr. Liguori’s employment is terminated by us not for “cause”, if we have a standard severance policy at the time of termination which would provide Mr. Liguori with a higher sum than these arrangements, Mr. Liguori will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Liguori would be required to sign a general release and, if such termination occurs during the original employment term, comply with the non-solicitation covenant in his employment agreement.

By Discovery for Cause; By Mr. Liguori Other than for Good Reason. If Mr. Liguori’s employment is terminated by us for “cause” or by Mr. Liguori other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary, accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Liguori’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits programs, which generally would include accrued and unpaid salary, any accrued and unused vacation, unreimbursed expenses and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Liguori is no longer disabled or reaches age 65, whichever occurs first.

Upon Discovery’s Election Not to Extend Term. If we exercise our option to not extend Mr. Liguori’s employment beyond the then-current term, Mr. Liguori’s employment agreement entitles him to receive the severance payments reflected above.

The following table summarizes the potential benefits that would be paid to Mr. Liguori had termination of his employment occurred under any of the circumstances described above as of December 31, 2010:

Benefits and Payments Upon Termination	Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Without Cause Termination ($)	Voluntary for Good Reason ($)	Involuntary Without Cause or Voluntary for Good Reason Following a Change in Control ($)	Involuntary for Cause ($)
Compensation:
Base Salary	0	0	0	2,050,650	2,050,650	2,050,650	0
Bonus	0	950,700	950,700	950,700	950,700	950,700	0

Equity:
Stock Options	0	976,302	976,302	244,076	0	976,302	0
PRSU	0	0	0	0	0	1,609,328	0

Benefits:
COBRA premiums	0	0	30,926	42,952	42,952	42,952	0

Repayments to Company:
Sign-on Bonus	200,000	0	0	0	0	0	0

Defined Terms

The DAP, the Stock Plan and the employment agreements with the NEOs include definitions of various terms relevant to determining whether amounts will be paid. Set forth below is a summary of the defined terms referred to in this section.

Discovery Appreciation Plan (DAP). Under the terms of the DAP, “cause” means the commission of any of the following acts: (i) disorderly conduct; (ii) reporting to work under the influence of alcohol or illegal drugs, or abuse of alcohol or use of illegal drugs on our premises or while on our business, or use outside of our premises which impairs the employee’s ability to perform his or her work; (iii) committing or attempting to commit deliberate damage to our property, misuse of our property, advocating or taking part in seizure or theft of, or trespassing on, our property; (iv) failing to observe established safety rules or participating in activities which would endanger the safety of others or damage our property or inventory; (v) dishonesty or any act reflecting negatively on our good reputation; (vi) obtaining employment on the basis of false or misleading information; (vii) falsifying time sheets, attendance, or other of our records; (viii) being absent from work without proper authority; or (ix) consistent with our general policies and practices, such other acts as we may determine in our sole discretion.

Under the terms of the DAP, “change in control” means (i) the merger, consolidation or reorganization of DCL with any other company (or the issuance by DCL of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of DCL outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least fifty percent of the combined voting power of the voting securities of DCL or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that DHC or Advance/Newhouse Communications (and their respective affiliates) shall hold, in the aggregate, at least fifty percent of the voting power of the voting securities of Discovery Communications Holding, LLC; (ii) the approval by the stockholders of DCL of a plan of complete liquidation of DCL or an agreement for the sale or disposition by DCL of all or substantially all of DCL’s assets, other than any such sale or disposition to an entity at least fifty percent of the combined voting power of the voting securities of which is owned immediately after the sale or disposition by DHC or Advance/Newhouse Communications (and their respective affiliates); or (iii) any sale, transfer or issuance of voting securities of DCL (including any series of related transactions) as a result of which DHC or Advance/Newhouse Communications (and their respective affiliates) shall cease to hold, in the aggregate, directly or indirectly, at least fifty percent of the voting power of the voting securities of DCL.

Stock Plan. Mr. Singer’s stock option awards were made under the Stock Plan and implementing award agreements. Under Mr. Singer’s award agreement and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange,

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

Under the Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any subsidiary of the Company, any employee benefit plan sponsored by the Company or any subsidiary of the Company or any exempt person (as defined in the Stock Plan)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

Severance Plan. Under the Company’s Pioneer severance plan (which applies to employees hired on or before December 31, 1986, including Mr. Hendricks) and general U.S. severance plan (which applies to Mr. Hollinger), “cause” means unsatisfactory job performance or behavior, lack of necessary job skills, acts of dishonesty or violation of Company policy, each determined in the Company’s sole determination.

Incentive Compensation Plan. Under the ICP, “cause” means any willful or intentional act of misconduct, including, but not limited to, fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of an employee’s employment, intentional damage to or misuse of Company assets, unauthorized disclosure of confidential information of the Company, or violation of the Code.

Zaslav Employment Agreement. Under the terms of David Zaslav’s employment agreement, “cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of his employment agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to him of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to our business or reputation; or (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude.

Under the terms of Mr. Zaslav’s employment agreement, “good reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than forty (40) miles away from his primary office location immediately prior to such relocation and is further away from his residence, provided that a relocation to midtown Manhattan, New York shall not constitute good reason; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Zaslav’s employment agreement, “change in control” means (A) the merger, consolidation or reorganization of Discovery with any other Company (or our issuance of our voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other Company) other than such a merger, consolidation or reorganization which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of our voting securities or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that DHC, Cox Communications, Inc. or Advance/Newhouse Communications (and their respective affiliates) shall hold, in the aggregate, at least 50% of the voting power of our voting securities; (B) the consummation by us of a plan of complete liquidation or an agreement for our sale, or disposition of all or substantially all of our assets, other than any such sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which is owned immediately after the sale or disposition by DHC, Cox Communications, Inc. or Advance/ Newhouse Communications (and their respective affiliates); or (C) any sale, transfer or issuance of our voting securities (including any series of related transactions) as a result of which DHC, Cox Communications, Inc. or Advance/Newhouse Communications (and their respective affiliates) shall cease to hold, in the aggregate, directly or indirectly, at least 50% of the voting power of our voting securities.

Singer Employment Agreement. Under the terms of Mr. Singer’s employment agreement, “cause” means: (a) the willful and continued failure by Mr. Singer to substantially perform his duties under the employment agreement (other than any such failure resulting from the Mr. Singer’s death or incapacity due to mental or physical disability, as determined by the Company in good faith); (b) Mr. Singer’s willful failure to follow the lawful written direction of the Chief Executive Officer or the Board; (c) the indictment of Mr. Singer for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty for which there may be imposed a sentence of incarceration of a year or more; (d) Mr. Singer willfully engaging in misconduct with regard to us or in the performance of his duties for us (including theft, fraud, embezzlement, or securities law violations); (e) Mr. Singer willfully engaging in misconduct (other than with regard to the Company or in the performance of his duties for the Company) that has a material negative impact on the Company, economically or as to its reputation. For purposes of this definition, no act, or failure to act, on the part of Mr. Singer shall be considered “willful,” unless done, or omitted to be done by him in bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. The definition of “cause” under Mr. Singer’s employment agreement includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Singer’s employment agreement, “good reason” means (a) a material reduction in Mr. Singer’s title, duties or responsibilities; or change in his reporting relationship; (b) our relocation to a location outside the Washington, DC metropolitan area; or (c) a material breach by us of the agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Hendricks Equity Stake Transition Agreement. Under the terms of John Hendricks’ Equity Stake Transition Agreement, “cause” means (i) willful malfeasance in connection with his services to Discovery, including embezzlement, or misappropriation of funds, property or corporate opportunity; (ii) committing any act or becoming involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of Discovery (both (i) and (ii) require notice and an opportunity to cure); or (iii) conviction of, or plea of guilty or nolo contendere to, or failure to defend against the prosecution for, a felony or a crime involving moral turpitude.

Under the terms of Mr. Hendricks’ Equity Stake Transition Agreement, “retirement” means Mr. Hendricks’ voluntary termination of employment after attainment of age 65.

Liguori Employment Agreement. Under the terms of Peter Liguori’s employment agreement, “termination for cause” occurs in the event that Mr. Liguori (a) is convicted of, or enters a nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (b) engages in conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Liguori’s employment with the Company; (c) engages in conduct constituting a financial crime, material act of dishonesty or conduct in violation of the Company’s Code of Business Conduct and Ethics; (d) engages in improper conduct substantially prejudicial to the Company’s business; (e) engages in willful unauthorized disclosure or use of Company confidential information; (f) engages in material improper destruction of Company property; (g) engages in willful misconduct in connection with the performance of Mr. Liguori’s duties; or (h) engages in other conduct that constitutes a breach of his employment agreement.

Under the terms of Mr. Liguori’s employment agreement, “good reason” means: (a) a material reduction in his duties or responsibilities, (b) a material change in his work location from the Washington D.C. metropolitan area, (c) the change of his reporting relationship to a level below the Company’s chief executive officer, or (d) a material breach of the employment agreement by the Company as it relates to the recommendation of Mr. Liguori to receive equity awards, provided that the Company has been given 60 days’ notice to cure any such breach and has failed to do so within 30 days of receipt of such notice.

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of our incentive compensation arrangements. The Compensation Committee has determined that these arrangements do not provide our Company’s employees with incentive to engage in business activities or other actions that would threaten the value of our Company or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on our Company. The outside consultant to the Compensation Committee, Semler Brossy, assisted the Compensation Committee in its risk assessment of our executive compensation programs in early 2010 and advised the Compensation Committee in reaching this conclusion as to those plans; however, Semler Brossy did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Prohibition on Derivative Trading

Our Company prohibits derivative transactions in our stock by officers, directors and their families. Specifically, they may not, at any time:

•	trade in any puts, calls, covered calls or other derivative products involving Company securities; or

•	engage in short sales of Company securities.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal 5.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive officer compensation program is designed to attract, motivate, and retain high-caliber talent who are critical to our success. Under this program, our Named Executive Officers are rewarded for individual and collective contributions to Discovery’s success consistent with our “pay for performance” orientation. Furthermore, the executive officer compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving our annual and long-term business strategies and objectives.

The Compensation Committee regularly reviews the executive officer compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this proxy statement, is hereby APPROVED”

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 5 overrules any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Under the rules of the New York Stock Exchange, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

The recent proxy rule changes also provide an opportunity for our stockholders to indicate how frequently they believe we should conduct the advisory vote on the future compensation of our Named Executive Officers, as disclosed pursuant to the applicable SEC executive compensation disclosure rules. By voting on this Proposal 5, stockholders may indicate whether they would prefer an advisory vote on the compensation of our Named Executive Officers once every three years, two years, or annually, or may abstain.

After careful consideration of this proposal, our Board has determined that conducting an advisory vote on the compensation of our Named Executive Officers every THREE YEARS is the most appropriate alternative for Discovery, and therefore our Board recommends that you vote for a three year interval for the advisory vote on the compensation of our Named Executive Officers.

In formulating its recommendation, our Board considered that a once every three years, or triennial, advisory vote on executive compensation is a reasonable frequency because it would allow for an appropriate interval between each vote, giving Discovery and the Board an opportunity to evaluate the results of the prior vote, and enabling our stockholders to assess the impact of Discovery’s executive compensation policies and decisions. Consistent with our view that our executive compensation program should serve as an incentive and retention tool, we take a long-term view of executive compensation and encourage our stockholders to do the same. As described in “Compensation Discussion and Analysis,” our compensation program emphasizes multi-year individual and Company performance through long-term incentive awards such as stock options and PRSUs. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation. Annual or biennial executive compensation advisory votes also may not allow stockholders sufficient time to evaluate the effect of changes we make to executive compensation.

A triennial vote will also give our Board of Directors sufficient time to engage with stockholders to better understand their views about executive compensation and respond effectively to their concerns. Independent of the timing of the executive compensation advisory vote, we encourage stockholders to contact the Board of Directors at any time to provide feedback about corporate governance and executive compensation matters.

We understand that our stockholders may have different views as to what is the best approach for Discovery, and we look forward to hearing from our stockholders at the Annual Meeting on this proposal.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every three years, two years, or one year, that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency of the stockholders with which the Company is to hold future non-binding stockholder advisory votes on executive compensation.”

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our Named Executive Officers that has been selected by stockholders. The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and not binding on the Board or Discovery in any way, the Board may decide that it is in the best interests of our stockholders and Discovery to hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the option approved by our stockholders.

Under the rules of the New York Stock Exchange, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 5 if you want your broker to vote your shares on the matter.

The Board of Directors recommends a vote on this Proposal 5 “FOR” the option of once every three years as the frequency with which stockholders are provided an advisory vote on the future compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

Certain Relationships and Related Person Transactions

In the ordinary course of business, we were a party during 2010, and expect to continue to be a party during 2011, to certain business transactions with institutions affiliated with members of our Board of Directors. Management believes that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.

Michael J. Donohue, the brother-in-law of John Hendricks, has been employed by Discovery since 1983, shortly after the founding of the Company by Mr. Hendricks in 1982. Mr. Hendricks is the Chairman of the Board and a director of Discovery. Mr. Donohue currently serves as Director of Credit and Collections in Discovery’s finance department. For 2010, Mr. Donohue received cash compensation of approximately $289,537 (which includes base salary, incentive compensation under the ICP, payments under the DAP and amounts earned upon exercise of cash settled SARs and stock options). Mr. Donohue participates in Discovery’s employee benefit programs on the same basis as other employees at his level in the Company.

Mr. Hendricks is involved in a leadership role with numerous nonprofit organizations, many of which have missions that are aligned with Discovery’s business philosophy. Mr. Hendricks and the John and Maureen Hendricks Charitable Foundation provide significant funding to these organizations and Discovery also has made charitable contributions or payments to these organizations. In 2010, Discovery contributed or paid the following amounts to organizations in which Mr. Hendricks serves as a director or in another leadership role as indicated:

•

Discovery Channel Global Education Partnership (“DCGEP”) (Director and Chairman). Discovery’s cash and in-kind contributions totaled $1,029,230 in 2010. The DCGEP is a nonprofit organization that provides educational media and television services to schools in third-world countries with an emphasis in Africa. Discovery is a founding member and other companies and individuals also make contributions to the DCGEP.

•

Lowell Observatory (Member of non-governing Advisory Council). Lowell Observatory is a nonprofit astronomical research organization. Discovery is the named sponsor of the next-generation Lowell telescope, which is known as The Discovery Channel Telescope. Discovery provided a 10-year grant of $10 million, the final $1,000,000 of which was paid in 2010. Discovery has naming rights to the telescope and is a media partner for the telescope, its discoveries and related public educational outreach activities.

•

American Film Institute (“AFI”) (Member of Board of Governors). Discovery and AFI collaborate on the annual SilverDocs Film Festival, a documentary festival, which AFI and Discovery jointly created. As part of the partnership effort to fund and operate the annual SilverDocs Film Festival, Discovery makes annual cash payments. Cash and in-kind contributions totaled $100,080 in 2010.

•

National Forest Foundation (“NFF”) (Chairman of Board of Directors). The mission of The National Forest Foundation is to encourage public involvement in the restoration and enhancement of our national forests and grasslands. The NFF partners with the U.S. Forest Service to develop community-based and national programs that promote the health and public enjoyment of the National Forest System. In support of that effort, Discovery included the NFF as one of the organizations assisted during our “Creating Change” initiative. During a one-day marathon event in 2010, Discovery organized a volunteer effort through which many nonprofit organizations, including the NFF, were given creative assistance in the areas of design, marketing and communications by Discovery employees.

Discovery has entered into an agreement with Hendricks Investment Holdings LLC (“HIH”) in connection with Experius Academy, a learning program for vacationing adults. Experius Academy will be hosted at Gateway Canyons Resort, a retreat in western Colorado owned by the Hendricks family through HIH. Under the terms of the agreement, we have agreed to allow HIH to purchase audio-visual content from us for use in courses and lecture series offered by Experius Academy and to sell Discovery DVDs with course-related content to course participants. This content would be provided by Discovery at rates customarily charged by us for similar business activities. In 2010, purchases under this agreement were less than $1,200.

Discovery will, on occasion, be using Gateway Canyons Resort for business retreats and corporate events. Gateway Canyons Resort will charge us standard rates for these services consistent with their normal business practices. In 2010, we paid Gateway Canyons Resort approximately $86,389 for the use of their facilities.

HIH is the owner of Stable One Racing (“Stable One”), which has entered into an arrangement with BMW Motorsports (“BMW”) under which BMW will sponsor Stable One and Stable One will drive a BMW M3 race car in the 2010 Continental Tire race series. Discovery has entered into an agreement to produce a broadcast program entitled “The Science of Speed” for our Science Channel which will focus exclusively on the racing of this race car. The program will include extensive product placement of the M3 race car, in return for which Stable One has agreed to allocate $100,000 of its 2010 sponsorship budget to Discovery. In 2010, production costs relating to this program totaled $190,926.

We have also entered into a co-production agreement with Experius Academy for the production of a 60-episode broadcast series titled “CURIOSITY: The Questions of Our Life”. We will pay all production costs and retain editorial control of the program. We will also retain all television rights to the Curiosity program series, including licensing rights back to Experius for its use in connection with its lifelong learning business. Experius will also receive credit and cross-promotion benefits from exhibition of the program and sales of DVDs. The series will be broadcast on Discovery’s channels beginning in 2011. In 2010, production costs in connection with this series totaled $4,142,864.

We have entered into an agreement with Experius Academy through which Experius has been granted the right to use the trademark “Discovery Retreats” in connection with their experiential knowledge retreats for a period of five years, beginning in November 2010. Under the agreement, Discovery will receive royalties of 10% of gross sales (minus third party commissions and credit card fees in an amount not to exceed 22%), with an annual minimum guaranty of $15,000. Payments under this agreement will not commence until 2011.

Steve Sidel, the son-in-law of Mr. Robert J. Miron and the brother-in-law of Mr. Steven Miron (who are directors of Discovery), was employed by Discovery, most recently as the Managing Director of our Antenna Audio business, until, in connection with the pending sale of that business, he left Discovery in April 2010. For 2010, Mr. Sidel received cash compensation of approximately $1,677,286 (which includes base salary, payments under the DAP and amounts earned upon exercise of cash settled SARs and stock options). Because Mr. Sidel was not an employee when ICP payments in respect of 2010 were made, he did not receive any amounts under that plan with respect to 2010.

Policy Governing Related Person Transactions

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code, which applies to all directors, officers and employees of Discovery. Among other things, the Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;

•	whether the transaction would be undertaken in our ordinary course of business;

•	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and

•	the purpose of, and potential benefits to the Company of, the transaction.

For purposes of the Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

All transactions that would have required the approval of the Nominating and Corporate Governance Committee were reviewed and approved by that committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2010, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue stock options, restricted stock, restricted stock units, stock appreciation rights, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated Effective September 16, 2008):(1)
Series A common stock	16,606,939	(2)	$19.39	(3)	22,205,214	(4)(5)
Series B common stock	—		—		—
Series C common stock	—		—		—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(1)
Series A common stock	180,654	(6)	$20.20	(7)	4,755,302	(4)
Series B common stock	—		—		—
Series C common stock	40,044		$15.04		—
Discovery Holding Company Transitional Stock Adjustment Plan (As Assumed by Discovery Communications, Inc.):(1)
Series A common stock	126,158	(8)	$10.87		—
Series B common stock	—		—		—
Series C common stock	125,753	(9)	$10.73		—
Equity compensation plans not approved by security holders:	—		—		—

Total	17,079,548		$19.25		26,960,516

(1)	We assumed this equity compensation plan in connection with the transaction in which we became a public company, which was completed in September 2008 (the “Transaction”). Because the Transaction provided for the exchange of securities between us and DHC, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.

(2)	Includes RSUs and PRSUs.

(3)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.

(4)	Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.

(5)	Includes securities reserved for outstanding stock appreciation rights that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until such time as the stock appreciation rights are settled through a cash payment, or otherwise forfeited or cancelled.

(6)	Includes RSUs.

(7)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs.

(8)	Includes shares of common stock related to stock appreciation rights and stock options that will be net settled through the issuance of our Series A common stock. The number of shares of common stock issued to settle such stock appreciate rights and stock options is determined at the time of exercise based on the amount by which the price of our Series A common stock at the time of exercise exceeds the grant price divided by the price of our Series A common stock at the time of exercise. The amount of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 31, 2010, which was $41.70.

(9)	Includes shares of common stock related to stock appreciation rights and stock options that will be net settled through the issuance of our Series C common stock. The number of shares of common stock issued to settle such stock appreciate rights and stock options is determined at the time of exercise based on the amount by which the price of our Series C common stock at the time of exercise exceeds the grant price divided by the price of our Series C common stock at the time of exercise. The amount of shares of our Series C common stock was estimated using the closing market price of our Series C common stock on December 31, 2010, which was $36.69.

SECURITY OWNERSHIP INFORMATION OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF DISCOVERY

Security Ownership of Certain Beneficial Owners of Discovery

The following table sets forth information, to the extent known by Discovery or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of Discovery’s directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of its common stock and preferred stock.

The percentage ownership is based upon 138,654,565 shares of Discovery Series A common stock, 6,589,084 shares of Discovery Series B common stock, 135,855,914 shares of Discovery Series C common stock outstanding as of March 3, 2011, 71,107,312 shares of Series A preferred stock and 57,374,821 shares of Series C preferred stock outstanding on March 3, 2011.

As the holder of Discovery Series A preferred stock, Advance/Newhouse will be entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to all matters other than the election of common stock directors, the voting percentages represented by the shares included in the table (other than those beneficially owned by Advance/Newhouse) would be significantly lower because Advance/Newhouse, the holder of the Discovery preferred stock, votes with our stock on all other matters. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Advance/Newhouse	Series A common stock	71,107,312	(1)(2)	33.9	25.8
Programming Partnership	Series C common stock	57,374,821	(1)(2)
5000 Campuswood Drive	Series A preferred stock	71,107,312	(2)	100	100
E. Syracuse, NY 13057	Series C preferred stock	57,374,821	(2)	100

BlackRock Inc 40 East 52nd Street New York, NY 10022	Series A common stock	11,903,786	(3)	8.6	5.8

FMR LLC 82 Devonshire Street Boston, MA 02109	Series A common stock	17,789,302	(4)	12.8	8.7

Harris Associates L.P. Two North LaSalle Street Suite 500 Chicago, IL 60602	Series C common stock	11,876,186	(5)	8.7

State Street Corporation. State Street Financial Center One Lincoln Center Boston, MA 02111	Series A common stock	9,015,372	(6)	6.5	4.4

T Rowe Price Associates, Inc.	Series A common stock	7,834,493	(7)	5.6	3.8
100 E. Pratt Street Baltimore, MD 21202	Series C common stock	17,977,549	(7)	13.2

The Vanguard Group, Inc	Series A common stock	7,762,596	(8)	5.6	3.8
100 Vanguard Boulevard Malvern PA 19355

(1)	Represents shares of Series A common stock and Series C common stock that would be acquired upon conversion of the shares of Series A preferred stock and Series C preferred stock that are currently outstanding.

(2)	Includes 538,701 shares of Series A preferred stock and 581,784 shares of Series C preferred stock that have been deposited into escrow. Advance/Newhouse Programming Partnership (“ANPP”) has the right to vote the shares held in escrow. ANPP is owned 65% by Newhouse Programming Holdings Corp., which is a wholly-owned subsidiary of Newhouse Broadcasting Corporation. Advance Publications, Inc. (“API”) holds an indirect interest in ANPP and Newhouse Family Holdings, L.P. (“NFH”) holds 100% of API’s common shares. NFH disclaims beneficial ownership of the shares of our preferred stock held by ANPP and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust Management Trust (“Advance Long-Term Trust”) is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are S.I. Newhouse, Jr. and Donald E. Newhouse, each of whom disclaim beneficial ownership of the shares of preferred stock held by ANPP and the common stock into which the preferred stock is convertible. As trustees, S.I. Newhouse, Jr. and Donald E. Newhouse must act jointly and cannot independently control the trust. On December 10, 2010, we entered into a stock purchase agreement with ANPP, pursuant to which, on December 13, 2010, we bought back 13,732,491 shares of our Series C Preferred Stock at a price of $36.41 per share.

(3)	The number of shares is based upon the Schedule 13G filed February 4, 2011 by BlackRock Inc., a parent holding company, on behalf of its subsidiary BlackRock Institutional Trust Company, N.A., with respect to our Series A common stock. BlackRock Inc. is deemed to be the beneficial owner of 11,903,786 shares of our Series A common stock as a result of acting as a parent holding company.

(4)	The number of shares is based upon Amendment No. 3 to the Schedule 13G filed February 14, 2011 by FMR LLC on behalf of its wholly owned subsidiary Fidelity Management & Research Company (“Fidelity”), an investment adviser, with respect to our Series A common stock. Fidelity is deemed to be the beneficial owner of 17,789,302 shares of our Series A common stock as a result of acting as investment adviser.

(5)	The number of shares is based upon Amendment No. 2 to Schedule 13G filed February 8, 2011 by Harris Associates L.P., an investment adviser, and its general partner, Harris Associates Inc., with respect to our Series C common stock. Harris Associates is deemed to be the beneficial owner of 11,876,186 shares of our Series C common stock as a result of acting as investment adviser.

(6)	The number of shares is based upon the Schedule 13G filed February 11, 2011, by State Street Corporation (“State Street”). These securities are owned by various individual and institutional investors which State Street serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, State Street is deemed to be a beneficial owner of 9,015,372 shares or our Series A common stock; however, State Street expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	The number of shares is based upon Amendment No. 2 to each of the two Schedules 13G filed February 10, 2011 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of 7,834,493 shares of our Series A common stock and 17,977,549 shares of our Series C common stock; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)	The number of shares is based upon the Schedule 13G filed February 10, 2011 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser. Vanguard is deemed to be the beneficial owner of 7,762,596 shares of our Series A common stock as a result of acting as investment adviser. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, shares beneficial ownership of 333,123 of these shares, and directs their voting, as a result of its serving as investment manager of collective trust accounts.

Security Ownership of Discovery Management

The following table sets forth information with respect to the beneficial ownership by each of our executive officers and directors and all of such persons as a group of shares of Discovery Series A common stock, Discovery Series B common stock and Discovery Series C common stock.

The percentage ownership is based upon 138,654,565 shares of Series A common stock, 6,589,084 shares of Series B common stock and 135,855,914 shares of Series C common stock outstanding as of March 3, 2011.

Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after March 3, 2011 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Discovery Series B common stock, though convertible on a one-for-one basis into shares of Discovery Series A common stock, is reported as beneficial ownership of Discovery Series B common stock only, and not as beneficial ownership of Discovery Series A common stock, but the voting power of the Discovery Series A and Series B common stock have been aggregated.

The voting percentages in the table represent the power of the holders to vote on the election of directors. The holders of Discovery’s Series A preferred stock are entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to matters other than the election of directors, the voting percentages represented by the shares included in the table would be significantly lower, because the holders of Discovery preferred stock do not vote in the election of common stock directors. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors. The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is One Discovery Place, Silver Spring, Maryland 20910.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
John S. Hendricks	Series A	4,034,925	(1)(2)	2.9
Founder and Chairman of the Board	Series B	—		—	1.9
	Series C	—		—
David M. Zaslav	Series A	—		—
Chief Executive Officer,	Series B	—		—	—
President and Director	Series C	—		—
Bradley E. Singer`	Series A	282,312	(2)	*
Senior Executive Vice President,	Series B	—		—	*
Chief Financial Officer	Series C	20,000		*
Mark G. Hollinger	Series A	505,926	(2)	*
President and CEO,	Series B	—		—	*
Discovery Networks International	Series C	20		*
Peter Liguori	Series A	26,216	(2)	*
Chief Operating Officer	Series B	—		—	*
	Series C	—		—
John C. Malone	Series A	1,774,905	(2)(3)(4)(5)	1.3
Director	Series B	6,093,490	(3)	92.5	30.7
	Series C	4,861,639	(3)(4)(5)	3.6
Robert R. Bennett	Series A	195,026	(2)(6)	*
Director	Series B	20	(6)	*	*
	Series C	179,846	(2)(6)	*
Paul A. Gould	Series A	176,644	(2)	*
Director	Series B	87,317		*	*
	Series C	231,761	(2)	*
Robert J. Miron	Series A	12,347	(2)	*
Director	Series B	56		*	*
	Series C	203		*
M. LaVoy Robison	Series A	26,509	(2)	*
Director	Series B	—		—	*
	Series C	14,309	(2)	*
J. David Wargo	Series A	29,308	(2)	*
Director	Series B	—		—	*
	Series C	15,108	(2)	*
Robert R. Beck	Series A	34,891	(2)	*
Director	Series B	11,258		*	*
	Series C	31,949		*
Lawrence S. Kramer	Series A	12,200	(2)	*
Director	Series B	—		—	*
	Series C	—		—
Steven A. Miron	Series A	12,200	(2)	*
Director	Series B	—		—	*
	Series C	—		—
All directors and executive	Series A	7,341,103	(2)	5.2
officers as a Group	Series B	6,192,141		93.9	33.3
(17 persons)	Series C	5,355,361	(2)	3.9

*	Less than one percent

(1)	Includes 1,899,640 shares of Series A common stock which have been pledged in support of one or more lines of credit or margin accounts.

(2)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options already vested or exercisable within 60 days after March 3, 2010, in the amounts below:

	Series A	Series C
John S. Hendricks	2,135,285	—
Bradley E. Singer	267,012	—
Mark G. Hollinger	485,886	—
Peter Liguori	26,216	—
John C. Malone	10,200	—
Robert R. Bennett	127,432	117,232
Paul A. Gould	24,209	14,009
Robert J. Miron	10,200	—
M. LaVoy Robison	24,209	14,009
J. David Wargo	22,226	12,026
Robert R. Beck	10,200	—
Lawrence S. Kramer	10,200	—
Steven A. Miron	10,200	—

All directors and executive officers as a group (17 persons)	3,381,189	157,276

(3)	Includes 268,337 shares of Series A common stock, 170,471 shares of Series B common stock and 438,808 shares of Series C common stock held by Mr. Malone’s wife, as to which shares Mr. Malone has disclaimed beneficial ownership.

(4)	Includes 1,186,039 shares of Series A common stock and 553,339 shares of Series C common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(5)	Includes 308,313 shares of Series A common stock and 3,969,476 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts.

(6)	Includes 54,913 shares of Series A common stock, 20 shares of Series B common stock and 54,933 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Discovery executive officers and directors and persons who own more than ten percent of a registered class of Discovery equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to Discovery with respect to its most recent fiscal year, or written representations that no Forms 5 were required, Discovery believes that, during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to Discovery officers, directors and greater than ten percent beneficial owners were complied with, except for the following late filing: on March 18, 2010, Bruce Campbell filed a Form 4 with respect to a stock option grant which occurred on March 15, 2010.

AVAILABILITY OF ANNUAL REPORT

We filed our Annual Report on Form 10-K for the year ended December 31, 2010 with the SEC on February 18, 2011. The Annual Report on Form 10-K, including all exhibits, can also be found on our website: www.discoverycommunications.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by telephone at (240) 662-2000 or by email at investor_relations@discovery.com.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2012 annual meeting, any stockholder proposal must be submitted in writing to the attention of the Corporate Secretary at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by the close of business on December 6, 2011. Our bylaws require that Discovery be given advance written notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Discovery’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Corporate Secretary must receive such notice at the address noted above not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, the Corporate Secretary must receive such notice not earlier than the 100th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2012 Annual Meeting of Stockholders is held from April 17, 2012 to July 16, 2012 (as it is expected to be), in order to comply with the time periods set forth in Discovery’s bylaws, appropriate notice would need to be provided to the Corporate Secretary at the address noted above no earlier than February 16, 2012 and no later than March 18, 2012. If a stockholder fails to provide timely notice of a proposal to be presented at the 2012 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Discovery will have discretionary authority to vote on any such proposal which may come before the meeting.

Discovery’s bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Corporate Secretary for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our restated charter, our bylaws and Delaware law.

SOLICITATION BY THE BOARD; EXPENSES OF SOLICITATION

Our Board has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.

By Order of the Board of Directors,

Bruce L. Campbell

Chief Development Officer, General Counsel and Corporate Secretary

April 4, 2011

EXHIBIT A

DISCOVERY COMMUNICATIONS, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

[May     , 2011]

This Plan provides eligible employees of Discovery Communications, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Series A common stock, $0.01 par value (the “Common Stock”). Five million shares of Common Stock in the aggregate have been approved for this purpose, subject to any adjustment under Section 15 hereof, commencing as determined by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and must be interpreted consistent with such intent.

1. Administration. The Plan will be administered by the Board or the Committee. The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto will be final and conclusive.

2. Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week;

(b) they have been employed by the Company or a Designated Subsidiary for at least 30 days before enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase will be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3. Offerings and Plan Periods. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings may apply to the Company and all Designated Subsidiaries or to any combination of those entities. As specified in the Plan, the Board or the Committee can vary many operational features of the Plan on an Offering by Offering basis and can determine that a decision made for one Offering will or will not continue to apply to future Offerings until prospectively revised. Any decisions made on an Offering by Offering basis must comply with the requirement to provide equal rights and privileges to all participants. Offerings will begin on such dates as the Board or the Committee may determine from time to time (the “Offering Commencement Dates”) and will run for a specified number of up to 24 months (a “Plan Period”) during which employee contributions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion and on an Offering by Offering basis, choose differing Plan Periods of 24 months or less and/or choose differing Offering Commencement Dates.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding such documentation in such manner as the Committee may determine at least 10 days before the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement and, on an Offering by Offering basis, such other forms of compensation as the Committee may determine.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees or provide such other system for accounting for participation as the Board or the Committee determines. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of ten percent of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at the rate of whole percentages of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld as soon as practicable following the change. The Board or the Committee may establish a minimum payroll deduction percentage with respect to Compensation from time to time. The Board or the Committee may also permit participation by payment through other means, including direct payment to the Company, on an Offering by Offering basis.

6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by completing and forwarding such documentation in such manner as the Committee may determine. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted before his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may not less than 10 days before the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. (The Board or the Committee, on an Offering by Offering basis, may specify an earlier deadline for withdrawal.) Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.

(a) Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock to be determined in advance of an Offering and specified on an Offering by Offering Basis; provided, however, that no employee may be granted an Option that permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.

(b) Option Price. The Board or the Committee will determine the Option Price for each Plan Period, including whether such Option Price will be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date or will be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price must be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the closing price of the Common Stock on the Exercise Date. The closing price will be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee on the business day preceding the applicable date of grant or purchase. If no sales of Common Stock were made on such a day, the price of the Common Stock will be the reported price for the next preceding day on which sales were made.

(c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date will be deemed to have exercised his or her Option at the Option Price on such date and will be deemed to have purchased from the Company the number of shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above. The Board or the Committee may specify on an Offering by Offering basis whether fractional shares of Common Stock will be purchased.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that, assuming fractional share purchases are not permitted for the particular Offering, any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Effect of Termination of Employment, Death, or Change in Employer. If a participating employee’s employment ends before the last business day of a Plan Period, no payroll deduction will be taken from any pay then due and owing to the employee and the balance in the employee’s account will be paid to the employee. If the employee dies before the last business day of a Plan Period, the Company will, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

12. Participants Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay will make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.

13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price will be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” means: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options will be assumed, or substantially equivalent Options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately before the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date before the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (i) the Acquisition Price times (ii) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately before the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option will be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately before the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of

Common Stock for each share of Common Stock held immediately before the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board or the Committee may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment will not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis, with the proration based on account balances.

18. Termination of the Plan. This Plan may be terminated at any time by the Board or the Committee. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law. The Plan will be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from shares held in the treasury of the Company, from authorized but unissued Common Stock, or from any other proper source.

22. Required Holding Period; Notification upon Sale of Shares.

(a) The Board or the Committee may provide, on an Offering by Offering basis, that participants may not sell or otherwise transfer shares purchased under the Plan until the lapse of a specified period after the date of purchase, except in the event of and in connection with a Reorganization Event or on such other events (including death, disability, termination of employment, or hardship situation (subject to rules similar to those the Company applies under its 401(k) plan)) as the Board or the Committee may determine. During this restricted period, unless the Board or the Committee consents to another approach, the Participants must retain their shares at a broker designated by the Administrator Board of the Committee.

(b) Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25. Withholding. If applicable tax laws are revised to impose a tax withholding obligation, each affected employee must, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26. Effective Date and Approval of Shareholders. The Plan shall take effect on May 17, 2011 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Compensation Committee

on March 16, 2011

Approved by the stockholders on May , 2011

DISCOVERY COMMUNICATIONS, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M33790-P07488 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY COMMUNICATIONS, INC.			For	Withhold	For All	To withhold authority to vote for any individual
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4, AND “EVERY THREE YEARS” ON ITEM 5.			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Lawrence S. Kramer
	02)	Robert J. Miron
	03)	Steven A. Miron

Vote On Proposals							For	Against	Abstain

2.	Approval of the 2011 Employee Stock Purchase Plan						☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2011						☐	☐	☐

4.	Advisory vote on our executive compensation described in these proxy materials						☐	☐	☐

						1 Year	2 Years	3 Years	Abstain

5.	Advisory vote on the frequency of stockholder advisory votes on our executive compensation in the future					☐	☐	☐	☐

6.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4, and for “EVERY THREE YEARS” on item 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

M33791-P07488

DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2011

The stockholder(s) hereby appoint(s) Bruce L. Campbell and Bradley E. Singer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Preferred Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am, Eastern Time on May 17, 2011, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2, 3 AND 4, AND “EVERY THREE YEARS” ON ITEM 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DISCOVERY COMMUNICATIONS, INC. ONE DISCOVERY PLACE SILVER SPRING, MD 20910

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M33792-P07488 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY COMMUNICATIONS, INC.			For	Withhold	For All	To withhold authority to vote for any individual
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4, AND “EVERY THREE YEARS” ON ITEM 5.			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote On Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Robert R. Bennett
	02)	John C. Malone
	03)	David M. Zaslav

Vote On Proposals							For	Against	Abstain

2.	Approval of the 2011 Employee Stock Purchase Plan						☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2011						☐	☐	☐

4.	Advisory vote on our executive compensation described in these proxy materials						☐	☐	☐

						1 Year	2 Years	3 Years	Abstain

5.	Advisory vote on the frequency of stockholder advisory votes on our executive compensation in the future					☐	☐	☐	☐

6.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4, and for “EVERY THREE YEARS” on item 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

M33793-P07488

DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 17, 2011

The stockholder(s) hereby appoint(s) Bruce L. Campbell and Bradley E. Singer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock or Series B Common Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am, Eastern Time on May 17, 2011, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR ITEMS 2, 3 AND 4, AND “EVERY THREE YEARS” ON ITEM 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE